UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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Soliciting Material under §240.14a-12

COHERENT CORP.

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PROXY STATEMENT

2026 Annual Meeting of Shareholders

COHERENT

LETTER FROM CHAIR OF THE BOARD
October 9, 2026
Dear Fellow Coherent Shareholders
Fiscal year 2026 was another exceptional year for Coherent, with record revenue and significant margin expansion. Coherent is playing an increasingly critical role in enabling industry leaders to advance the next generation of technology across datacenters, communications and advanced manufacturing. These achievements reflect the commitment of our global team and the progress we have made in building a foundation for Coherent’s next phase of accelerated growth and continued innovation.
Extending Our Global Leadership in Photonics
By deliberately focusing our business, investments and capabilities on Coherent’s highest-growth opportunities, we have built a stronger, more profitable company with an enhanced ability to deliver shareholder value. Under the guidance of our world-class executive leadership team, we have advanced a broad photonics portfolio that is foundational to the performance, efficiency and scalability of AI datacenters. Our strong fiscal year 2026 results, including full-year revenue of $7.12 billion, up 22.5% from the prior year, demonstrate the strength of our strategy and the discipline of our execution.
Building on strong growth in our Datacenter and Communications segment, we continued to invest in the partnerships, innovation and capacity needed to meet accelerating demand for our technologies. We recently signed a letter of intent to receive up to $50 million in direct funding under the CHIPS and Science Act to expand our 6-inch Indium Phosphide manufacturing facility in Sherman, Texas. This planned expansion would significantly increase domestic production of critical AI-enabling technologies and further strengthen our manufacturing capabilities.
Coherent’s Extraordinary Opportunity Ahead
Coherent’s Board is actively engaged in overseeing this important momentum in the Company’s growth strategy to ensure we capitalize on the technology opportunity ahead of us and deliver for shareholders. The current Board composition brings together leaders with critical expertise in technology, operations and the materials, semiconductor, networking and laser industries, providing the skills and perspective necessary to oversee Coherent’s evolving business priorities.
Our fiscal 2026 achievements set the stage for an even more exciting chapter for Coherent. We entered the fiscal year with exceptional customer demand, expanding production and multiple new growth platforms expected to ramp over the coming quarters, supported by a powerful combination of technology leadership and manufacturing scale.
Coherent is helping shape the future of technology, and we are focused on translating this leadership into lasting value for our shareholders.
We are grateful for your continued investment and support.
Sincerely,
Enrico DiGirolamo
Chair of the Coherent Corp. Board of Directors

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 18, 2026 AT 12:00 PM ET The Annual Meeting is a virtual meeting at: www.virtualshareholder meeting.com/COHR2026
RECORD DATE: SEPTEMBER 21, 2026
Only shareholders of record as of the close of business on September 21, 2026 will be entitled to notice of and to vote at the Annual Meeting.
ATTENDANCE
Only shareholders of record or their legal proxies may participate in the virtual
Annual Meeting.
ITEMS OF BUSINESS
Shareholders are asked to vote on the following items at the Annual Meeting:
•
Proposal 1: Election of four Class Three directors named in the proxy statement, each for a three-year term to expire in 2029.

•
Proposal 2: A non-binding advisory vote to approve compensation paid to our named executive officers in fiscal year 2026, as disclosed in the proxy statement.

•
Proposal 3: Ratification of the Audit and Risk Committee’s selection of Ernst &
Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2027.

•
Such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

VOTING
Every shareholder of record is entitled to cast one vote for every share of common stock held by them as of the close of business on September 21, 2026, on each of the items to be voted on at the Annual Meeting.
AVAILABILITY OF MATERIALS
Shareholders of record will automatically receive a printed set of proxy materials, including a proxy card. For shareholders who hold shares through a broker, bank or other nominee (commonly referred to as held in “street name”), we furnish proxy materials via the internet. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail from your broker, bank or other nominee, you will not receive a printed copy of the proxy materials unless you request one. The Notice instructs you how to access and review all the important information contained in the proxy materials over the internet. The Notice also provides instructions for submitting your proxy over the internet. If you received a Notice and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting materials included in the Notice.
This proxy statement and proxy card will first be made available to shareholders on or about October 9, 2026.
By Order of the Board
Rob Beard, Secretary
October 9, 2026

YOUR VOTE IS IMPORTANT. WE URGE YOU TO CAST YOUR VOTE AS INSTRUCTED IN THE NOTICE OR
PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU DID NOT RECEIVE A PAPER PROXY CARD, YOU MAY
REQUEST ONE BY CONTACTING THE COMPANY’S SECRETARY AT COHERENT CORP., 375 SAXONBURG
BOULEVARD, SAXONBURG, PA 16056.

COHERENT PROXY STATEMENT 2026   |   1

2   |   COHERENT PROXY STATEMENT 2026

VOTING MATTERS AND BOARD RECOMMENDATIONS
MANAGEMENT PROPOSALS		BOARD RECOMMENDS	FOR MORE INFORMATION
PROPOSAL 1 Election of directors
Coherent’s Board is presenting four nominees, Joesph J. Corasanti, Patricia Hatter, Stephen A. Skaggs, and Sandeep Vij for election as Class Three directors at the Annual Meeting. Coherent believes that these nominees possess diverse skills and experiences necessary to effectively address its evolving needs and represent the best interests of its shareholders.
		FOR Each Nominee	Page 9
PROPOSAL 2 Non-binding advisory vote to approve fiscal year 2026 Named Executive Officer compensation	Coherent’s executive compensation program strongly aligns named executive officers’ interests with those of the Company and its shareholders, and is designed to attract and retain high-caliber talent.	FOR	Page 38
PROPOSAL 3 Ratification of the Audit and Risk Committee’s selection of E&Y as the Company’s independent registered public accounting firm for fiscal year 2027	Ernst & Young LLP is an independent auditing firm with the required knowledge and experience to effectively audit Coherent’s financial statements.	FOR	Page 81

COHERENT PROXY STATEMENT 2026   |   3

PROXY HIGHLIGHTS
ABOUT COHERENT CORP.
Coherent is the global photonics leader with a broad photonic technology platform. Industry leaders in the datacenter, communications and industrial markets rely on Coherent’s world-leading technology to fuel their own innovation and growth.
Coherent is at the center of an extraordinary expansion in optical networking infrastructure, driven by the rapid growth of AI, the transition from copper to optical connectivity, and the increasing need for bandwidth and efficiency across increasingly complex datacenter architectures.
INDUSTRY LEADING SOLUTIONS
DATACENTER & COMMUNICATIONS Enabling ultra-high speed data transmission with a broad portfolio of products for optical communications.
INDUSTRIAL Lasers and optics products serving diverse industrial customers from semiconductor, automotive, and instrumentation
4   |   COHERENT PROXY STATEMENT 2026

FINANCIAL RESULTS
•
Delivered record fiscal year 2026 revenue of $7.12 billion, an increase of 22.5% year over year.

•
Expanded GAAP gross margin by 233 basis points to 37.5%; non-GAAP gross margin of 39.4%

•
GAAP EPS improved by $4.64 to $4.12; non-GAAP EPS improved $2.08 to $5.61*

•
Grew Datacenter & Communications revenue to $5.27 billion, up 40% from $3.76 billion in fiscal year 2025.

*   See the Appendix for a reconciliation between the non-GAAP financial measures and GAAP results
COMPANY HIGHLIGHTS
•
Entered into a multiyear, strategic agreement with NVIDIA to advance optical technologies for next-generation AI infrastructure, including a multibillion-dollar purchase commitment and NVIDIA’s $2 billion investment in Coherent to support research and development, capacity, and operations as we expand U.S. manufacturing.

•
Broke ground on the expansion of our 6-inch indium phosphide manufacturing facility in Sherman, Texas, to support growing AI infrastructure demand, and signed a letter of intent for up to $50 million in proposed direct funding under the CHIPS and Science Act.

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Advanced our optical technology portfolio for next-generation AI infrastructure, including laser technologies supporting 1.6T transceivers and co-packaged optics.

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Joined the S&P 500 Index, effective March 23, 2026.

•
Named to Forbes 2026 America’s Best Companies list.

FISCAL YEAR 2026 PERFORMANCE HIGHLIGHTS
22.5% REVENUE
233 BPS GAAP GROSS MARGIN
$4.64 GAAP EPS
342% TSR

COHERENT PROXY STATEMENT 2026   |   5

BOARD OF DIRECTORS
Name	Occupation	Class	Age	Director Since	Independent	Gender	Committees
							AR	NCG	CHC
JAMES R. ANDERSON	President and CEO, Coherent	One	54	2024		M
JOSEPH J. CORASANTI	Former President and CEO, CONMED	Three	62	2002		M		C
ENRICO DIGIROLAMO Board Chair	Former CFO and SVP, Covisint	Two	71	2018		M
MICHAEL L. DREYER	Former COO, Silicon Valley Bank	One	62	2019		M
PATRICIA HATTER	President and COO, Opsera	Three	64	2019		F
DAVID L. MOTLEY	General Partner, BTN Ventures	Two	67	2021		M
LISA NEAL- GRAVES	Former CEO, Aurora Wellness Community	Two	63	2021		F
STEPHEN PAGLIUCA	Senior Advisor, Bain Capital Private Equity, LP	One	71	2021		M
ELIZABETH A. PATRICK	Former SVP and Chief People Officer, Diebold Nixdorf	One	58	2023		F
SHAKER SADASIVAM	Co-Founder, President and CEO, Auragent Bioscience, LLC	Two	66	2016		M
STEPHEN A. SKAGGS	Former SVP and CFO, Atmel Corporation	Three	64	2022		M
MICHELLE STERLING	Former EVP and Chief Human Resources Officer, Qualcomm	Two	59	2023		F			C
SANDEEP VIJ	Former President and CEO, MIPS Technologies	Three	60	2022		M
HOWARD H. XIA	Former General Manager, Vodafone China Limited	One	66	2011		M
Committee member	Audit Committee Financial Expert (as defined by the SEC)	C Committee Chair
Note: Age as of September 30, 2026
AR — Audit and Risk Committee | NCG — Nominating and Corporate Governance Committee | CHC — Compensation and Human Capital Committee

6   |   COHERENT PROXY STATEMENT 2026

DIRECTOR ATTRIBUTES AND EXPERIENCE
The table below highlights some of the categories of key attributes and experience possessed by our continuing directors and nominees for election which are further defined below, and which are valued by our Board in guiding a complex, global manufacturing company and in overseeing our strategy for future growth. The biographies of our directors include more information about our directors’ relevant skills, experience and qualifications.
	Accounting/Finance	Business Development/Strategy	Corporate Governance/Ethics	Executive Leadership	IT/Cybersecurity/Privacy	Legal/Regulatory	Materials/Semiconductor/ Networking/Laser Industries	Operations	Risk Management	Talent/Compensation	Technology/IP
James R. Anderson Chief Executive Officer and Director
Joseph J. Corasanti Independent Director
Enrico DiGirolamo Independent Board Chair
Michael L. Dreyer Independent Director
Lisa Neal-Graves Independent Director
Patricia Hatter Independent Director
David L. Motley Independent Director
Stephen Pagliuca Independent Director
Elizabeth A. Patrick Independent Director
Shaker Sadasivam Independent Director
Stephen A. Skaggs Independent Director
Michelle Sterling Independent Director
Sandeep Vij Independent Director
Howard H. Xia Independent Director
# of Directors with Skill/Experience	8	14	11	13	4	8	8	14	12	11	14

COHERENT PROXY STATEMENT 2026   |   7

NUMBER OF DIRECTORS WITH KEY BOARD SKILLS

ACCOUNTING / FINANCE
Possesses a deep understanding of finance, accounting principles and methodologies, financial reporting, financial management, capital markets, financial statements, audit processes and procedures or internal financial controls.
	BUSINESS DEVELOPMENT / STRATEGY Expertise in strategic planning, mergers and acquisitions, growth strategies or business expansion.	CORPORATE GOVERNANCE / ETHICS Significant corporate governance and/or ethics experience.

EXECUTIVE LEADERSHIP
Current or former chief executive officer or the equivalent thereof, senior executive or business unit leader of a company with significant experience overseeing complex business operations and growth initiatives.
IT / CYBERSECURITY / PRIVACY Experienced leader in cybersecurity or privacy, including overseeing risks related to emerging cybersecurity developments, threats and strategies.
LEGAL / REGULATORY
Relevant background in governmental policy, legal knowledge or experience with compliance and regulatory issues within a public company or regulatory body, including being a Certified Public Accountant, having a Juris Doctorate, or having significant chief financial officer experience.

MATERIALS / SEMICONDUCTOR / NETWORKING / LASER INDUSTRIES Specific and extensive professional experience in the materials, semiconductor, networking and/or laser industries.	OPERATIONS Experience in business operations, management, supply chain management, integration or distribution.	RISK MANAGEMENT Demonstrated expertise in identifying, assessing and overseeing evolving risks, including the development and implementation of effective mitigation strategies.

TALENT / COMPENSATION
Specific and extensive career knowledge focusing on human talent management and compensation, including current or former service on the compensation committee of a public company.
TECHNOLOGY / IP Coherent product-relevant experience in technology or intellectual property matters.

8   |   COHERENT PROXY STATEMENT 2026

PROPOSAL 1

ELECTION OF DIRECTORS

The board of directors recommends a vote **FOR** this proposal

COHERENT

BOARD OF DIRECTORS
Our Board is comprised of a broad range of talented leaders with a balance of professional experience, qualifications, attributes, and skills that best reflect the qualities that the Company seeks in its Board members. The Board is divided into three classes, each as nearly equal as possible in number of directors. At present, the Board consists of 14 members, with five directors each in Classes One and Two and four directors in Class Three.
The current term of our Class Three directors expires at the Annual Meeting. The Board has nominated four directors — Joseph J. Corasanti, Patricia Hatter, Stephen A. Skaggs, and Sandeep Vij for election as Class Three directors, for a term of three years or until such time as their respective successors are elected and qualified, or until his or her death, resignation or removal. Any Board vacancy may be filled by a majority of the remaining directors then in office, and any director so elected will serve for the same term that the predecessor would have served, or until his or her earlier death, resignation or removal.
BOARD OF DIRECTORS	CLASS THREE DIRECTOR NOMINEES TERM EXPIRING IN 2026	CLASS ONE CONTINUING DIRECTORS TERM EXPIRING IN 2027	CLASS TWO CONTINUING DIRECTORS TERM EXPIRING IN 2028
	• Joseph J. Corasanti • Patricia Hatter • Stephen A. Skaggs • Sandeep Vij	• James R. Anderson • Michael L. Dreyer • Stephen Pagliuca • Elizabeth A. Patrick • Howard H. Xia	• Enrico DiGirolamo (Independent Board Chair) • David L. Motley • Lisa Neal-Graves • Shaker Sadasivam • Michelle Sterling
The persons named as proxies for this Annual Meeting were selected by the Board and have advised the Board that, unless authority is withheld, they intend to vote the shares represented by validly submitted proxies FOR the election of each of the nominees listed above as Class Three directors.
Each of the nominees has consented to serve if elected. However, if any of them is unable or unwilling to serve as a director, the Board may designate a substitute nominee, in which case the persons named as proxies will vote for any substitute nominee proposed by the Board.
DIRECTOR CONDITIONAL RESIGNATION POLICY
Each incumbent director nominee has submitted an irrevocable conditional resignation, which is effective if the nominee receives a greater number of votes “AGAINST” than votes “FOR” that person’s election. If this occurs, the Nominating and Corporate Governance Committee (the “NCG Committee”) will recommend to the Board whether to accept or reject the resignation. The Board will act on the resignation, taking into account the NCG Committee’s recommendation, and publicly disclose its decision, and the underlying rationale, within 90 days after the date the election results are certified. The incumbent director will remain as a member of the Board during this process, but will not participate in the NCG Committee’s recommendation of the Board’s action regarding whether to accept or reject his or her tender of resignation.

10   |   COHERENT PROXY STATEMENT 2026

BOARD PROFILE
As of June 30, 2026

COHERENT PROXY STATEMENT 2026   |   11

CLASS THREE DIRECTOR NOMINEES STANDING FOR ELECTION
JOSEPH J. CORASANTI
INDEPENDENT DIRECTOR
Mr. Corasanti is a former public company CEO with a strong track record in corporate leadership, M&A execution, and governance across the medical technology and defense sectors. His legal background and deep board experience enhance the Board’s capabilities in risk oversight, strategic growth and regulatory compliance.
Mr. Corasanti presently serves as a member of the Board of Directors of SRC, Inc., a company that designs, manufactures and sells products and services for the defense industry. Previously, Mr. Corasanti held a number of management roles at CONMED Corporation, a medical technology company, serving as President and Chief Executive Officer from 2006 to July 2014; President and Chief Operating Officer from 1999 to 2006; Executive Vice President/General Manager from 1998 to 1999; and General Counsel and Vice President-Legal Affairs from 1993 to 1998. He also served as a director of CONMED from 1994 to 2014. From 1990 to 1993, he was an Associate Attorney with the Los Angeles office of the law firm of Morgan, Wenzel & McNicholas.
Mr. Corasanti holds a B.A. degree in Political Science from Hobart College and a JD from Whittier College School of Law.

Class: Three Director Since: 2002 Term Expires: 2026 Age: 62 BOARD COMMITTEES Audit and Risk Nominating and Corporate Governance (Chair) OTHER PUBLIC COMPANY BOARDS (past five years) None
PATRICIA HATTER
INDEPENDENT DIRECTOR
Ms. Hatter is a veteran technology executive with leadership experience in cybersecurity, enterprise IT, and digital operations across some of the industry’s most influential companies. Her prior public board service and executive roles strengthen the Board’s expertise in cybersecurity, customer engagement, and scalable tech strategy.
Ms. Hatter is currently the President and Chief Operating Officer of Opsera, an early-stage DevOps platform company, where she has served since 2023. She previously served as the Chief Customer Officer of Palo Alto Networks, Inc., a multinational cybersecurity company, where she served from 2019 to 2022. Ms. Hatter previously served as the General Manager and Senior Vice President — Services of McAfee, LLC, a global computer security software company, from in 2017, and was the Chief Information Officer and Senior Vice President — Operations, at McAfee, LLC, from 2010 to 2015. Ms. Hatter additionally served as the Chief Information Officer — Intel Security and General Manager — Security & Software at Intel Corporation, a leader in the semiconductor industry, from 2015 to 2016. Ms. Hatter also held various leadership roles at Cisco Systems, Inc., and AT&T Corporation.
Ms. Hatter served on the board of directors of Barrick Gold Corporation, an international mining company from 2018 until 2019, and the board of directors of Qualys, Inc., a leading provider of cloud-based security and compliance solutions, from 2018 until 2019.
Ms. Hatter holds B.S. and M.S. degrees in Mechanical Engineering from Carnegie Mellon University.

Class: Three Director Since: 2019 Term Expires: 2026 Age: 64 BOARD COMMITTEES Nominating and Corporate Governance OTHER PUBLIC COMPANY BOARDS (past five years) None

12   |   COHERENT PROXY STATEMENT 2026

STEPHEN A. SKAGGS
INDEPENDENT DIRECTOR
Mr. Skaggs brings over 25 years of executive leadership in the high-technology and semiconductor industries, including CEO and CFO roles at public companies in the space. He currently serves on the board of directors of Ouster, Inc. His board experience and expertise in corporate strategy, M&A, and financial management make him a highly valuable contributor to the Board.
Mr. Skaggs joined the Board in conjunction with the acquisition of Coherent, Inc. in 2022. Previously, Mr. Skaggs served as a member of the board of directors of Coherent, Inc. beginning in 2013. Mr. Skaggs has been a private investor since 2016. Previously, he held the position of Senior Vice President and Chief Financial Officer of Atmel Corporation, a leading supplier of microcontrollers, from 2013 until its acquisition by Microchip Technology Incorporated in 2016. Mr. Skaggs has more than 25 years of experience in the semiconductor industry, including serving as President, Chief Executive Officer, and Chief Financial Officer of Lattice semiconductor Corp.
He was also previously a member of the board of directors of Lattice. Prior to Lattice, Mr. Skaggs was employed by Bain & Company, a global management consulting firm, where he specialized in high-technology product strategy, mergers and acquisitions, and corporate restructurings.
Mr. Skaggs holds a B.S. degree in Chemical Engineering from the University of California, Berkeley and an MBA from the Harvard Business School.

Class: Three
Director Since: 2022
Term Expires: 2026
Age: 64
BOARD COMMITTEES
Audit and Risk (Chair)
Nominating and
Corporate Governance
OTHER PUBLIC COMPANY
BOARDS (past five years)
Ouster (since 2024)
IDEX Biometrics, ASA
(2019-2024)

SANDEEP VIJ
INDEPENDENT DIRECTOR
Mr. Vij brings a proven track record of executive leadership in the high-technology sector to the Board, with CEO and board roles at public companies and deep expertise in marketing, strategy, and semiconductors. His industry insight and operational acumen provide valuable contributions to the Board.
Mr. Vij joined the Board in conjunction with the acquisition of Coherent, Inc. in 2022. Previously, Mr. Vij served as a member of the board of directors of Coherent, Inc. beginning in 2004. Mr. Vij has been a private investor since 2013. Previously, he held the position of President and Chief Executive Officer and was a member of the board of directors of MIPS Technologies, Inc., a leading provider of processor architectures and cores, from 2010 until its sale in 2013. In addition, Mr. Vij was the Vice President and General Manager of the Broadband and Consumer Division of Cavium Networks, Inc., a provider of highly integrated semiconductor products, from 2008 to 2010. Prior to that, he held the position of Vice President of Worldwide Marketing, Services, and Support for Xilinx, Inc., a digital programmable logic device provider, from 2007 to April 2008. From 2001 to 2006, he held the position of Vice President of Worldwide Marketing at Xilinx. From 1997 to 2001, he served as Vice President and General Manager of the General Products Division at Xilinx. Mr. Vij joined Xilinx in 1996 as Director of FPGA Marketing.
He is a graduate of General Electric’s Edison Engineering Program and Advanced Courses in Engineering. He holds an MSEE from Stanford University and a BSEE from San Jose State University.

Class: Three Director Since: 2022 Term Expires: 2026 Age: 60 BOARD COMMITTEES Compensation and Human Capital OTHER PUBLIC COMPANY BOARDS (past five years) Adeia, Inc. (since 2025)

COHERENT PROXY STATEMENT 2026   |   13

VOTE REQUIRED
A nominee will be elected to the Board if the number of votes cast FOR the nominee exceeds the number of votes cast AGAINST the nominee’s election, subject to the Company’s policy described under “Proposal 1 — Election of Directors — Director Conditional Resignation Policy.” Abstentions and broker “non-votes” are not deemed to be votes cast and, therefore, will not affect the outcome of the election.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED ABOVE FOR ELECTION AS A CLASS THREE DIRECTOR.

14   |   COHERENT PROXY STATEMENT 2026

CONTINUING DIRECTORS
EXISTING CLASS ONE DIRECTORS WHOSE TERM EXPIRES IN 2027
JAMES R. ANDERSON
CHIEF EXECUTIVE OFFICER AND PRESIDENT
Mr. Anderson brings deep executive leadership and operational expertise across the semiconductor and technology industries, with a track record of driving growth, innovation, and strategic transformation. His background in risk management, finance, corporate governance, talent and compensation, business development and strategy, and technology and intellectual property makes him a dynamic and highly capable leader on the Board.
Mr. Anderson was appointed President and Chief Executive Officer of Coherent Corp. and a member of the Board of Directors in 2024. He previously served as a director and President and Chief Executive Officer of Lattice Semiconductor Corporation (“Lattice”) since 2018. Prior to joining Lattice, Mr. Anderson served as the Senior Vice President and General Manager of the Computing and Graphics Business Group at Advanced Micro Devices (“AMD”). Prior to AMD, Mr. Anderson held a broad range of leadership positions spanning general management, engineering, sales, marketing and corporate strategy at companies including Intel, Broadcom (formerly Avago Technologies) and LSI Corporation.
Mr. Anderson served on the Board of Directors of Entegris, Inc., from 2023 to 2024 and on the Board of Directors of the Semiconductor Industry Association from 2020 through 2024. He previously served on the Board of Directors of Sierra Wireless from 2020 to 2023. Mr. Anderson is currently a director of Applied Materials. He also sits on the U.S.-Japan Business Council.
Mr. Anderson earned an MBA and M.S. in electrical engineering and computer science from the Massachusetts Institute of Technology, an M.S. degree in electrical engineering from Purdue University, and a bachelor’s degree in electrical engineering from the University of Minnesota.

Class: One
Director Since: 2024
Term Expires: 2027
Age: 54
BOARD COMMITTEES
None
OTHER PUBLIC COMPANY
BOARDS (past five years)
Applied Materials (since July 2025)
Entegris, Inc. (2023-2024)
Lattice Semiconductor Corporation (2018-2024)
Sierra Wireless (2020-2023)

COHERENT PROXY STATEMENT 2026   |   15

MICHAEL L. DREYER
INDEPENDENT DIRECTOR
Mr. Dreyer brings extensive executive leadership and board experience, with deep expertise in cybersecurity, technology infrastructure, and the financial and banking sectors. His background in operations, information systems, and digital innovation makes him a strategic asset to the Board.
Mr. Dreyer served as the Chief Operations Officer of Silicon Valley Bank from 2015 to 2019. Before joining Silicon Valley Bank, Mr. Dreyer was President and Chief Operating Officer of Monitise Americas, LLC, a subsidiary of Monitise Plc, a company providing mobile banking and payment services, from 2014 to 2015. Mr. Dreyer was the global head of technology and Chief Information Officer at VISA Inc., from 2005 to 2014. Previously, Mr. Dreyer was Chief Information Officer of Inovant, LLC, a wholly owned subsidiary of Visa, that provided electronic payment processing services on its behalf. He has also held executive positions at VISA USA (Senior Vice President of Processing and Emerging Products, and Senior Vice President of Commercial Solutions). Additionally, Mr. Dreyer held senior positions at American Express Co, Prime Financial, Inc., Federal Deposit Insurance Corporation (FDIC), Downey Savings, Bank of America, and the Fairmont Hotel Management Company.
Mr. Dreyer served as a member of the board of directors of Finisar Corporation from 2015 through 2019 (the effective date of the Company’s acquisition of Finisar), and F5 Networks, Inc. from 2012 to March 2026.
Mr. Dreyer received B.S. in psychology and an MBA from Washington State University.

Class: One Director Since: 2019 Term Expires: 2027 Age: 62 BOARD COMMITTEES Audit and Risk Nominating and Corporate Governance OTHER PUBLIC COMPANY BOARDS (past five years) F5 Networks (2012-2026)
STEPHEN PAGLIUCA
INDEPENDENT DIRECTOR
Mr. Pagliuca is an experienced global executive, with a strong background in private equity, successful strategic investments, and corporate governance. His expertise in scaling businesses and driving long-term value provides invaluable insights to Board discussions on capital management and growth.
Mr. Pagliuca is the Founder and CEO of PagsGroup, a growth capital investment firm with expertise in biotech, technology, media and sports. Mr. Pagliuca is the former Co-Chair of Bain Capital, a global investment firm managing approximately $180 billion in assets. He currently serves as a Senior Advisor to the firm. Mr. Pagliuca is the Principal Owner and Co-Chairman of Atalanta B.C., the Serie A football club based in Bergamo, Italy. Atalanta reached a historic milestone in May 2024 by winning the Europa Cup — the club’s first major title in over 60 years. Previously, Mr. Pagliuca was a Managing Partner and Co-Owner of the Boston Celtics, and the Founder and President of the Boston Celtics Shamrock Foundation. A passionate advocate for science and education, Mr. Pagliuca, through the Pagliuca Family Foundation, established the Pagliuca Harvard Life Lab in 2016 — a state-of-the-art shared lab space designed to support Harvard University students and faculty in biotech and life sciences research.
Mr. Pagliuca has served on the board of Gartner, Inc., a research and advisory company, since 2010. He joined the boards of Symbotic, Inc. and Norwegian Cruise Lines in 2026.
Mr. Pagliuca earned his B.A. from Duke University and an MBA from Harvard Business School.

Class: One
Director Since: 2021
Term Expires: 2027
Age: 71
BOARD COMMITTEES
Compensation and
Human Capital
OTHER PUBLIC COMPANY
BOARDS (past five years)
Gartner, Inc.
(since 2010)
Symbotic, Inc.
(since 2026)
Norwegian Cruise Lines (since 2026)

16   |   COHERENT PROXY STATEMENT 2026

ELIZABETH A. PATRICK
INDEPENDENT DIRECTOR
Ms. Patrick brings global expertise in talent strategy, with a strong focus on executive compensation, leadership development, and organizational transformation. Her experience driving large-scale change and implementing HR systems provides a critical perspective to the Board’s oversight of its human capital management strategy.
Ms. Patrick was the Senior Vice President and Chief People Officer for Diebold Nixdorf, a financial and retail technology company specializing in self-service transaction systems, point-of-sale terminals, physical security products, and software and related services, from 2019 to 2022. Prior to that, she was the Senior Vice President and Chief Human Resources Officer for Veritiv Corporation, a leading provider of packaging, print and facility solutions, from 2014 to 2019.
Ms. Patrick earned her B.S. in Finance from Michigan State University, and MBA from Wayne State University.

Class: One Director Since: 2023 Term Expires: 2027 Age: 58 BOARD COMMITTEES Compensation and Human Capital OTHER PUBLIC COMPANY BOARDS (past five years) None
HOWARD H. XIA
INDEPENDENT DIRECTOR
Dr. Xia is an experienced global telecommunications industry leader, with extensive knowledge of global operations and telecom markets across Asia. His technical background, leadership experience, and experience guiding successful cross-border operations enhance the Board’s global perspective and strategic planning in critical markets.
Dr. Xia was formerly General Manager of Vodafone China Limited, a wholly-owned subsidiary of Vodafone Group Plc, a telecommunications company, from 2001 to 2014. From 1994 to 2001, he served as a Director, Technology Strategy for Vodafone AirTouch Plc and AirTouch Communications, Inc. He served as a Senior Staff Engineer at Telesis Technology Laboratory from 1992 to 1994, and was a Senior Engineer at PacTel Cellular from 1990 to 1992.
Dr. Xia holds a B.S. degree in Physics from South China Normal University, an M.S. in Physics and Electrical Engineering, and a Ph.D. in Electrophysics, from Polytechnic School of Engineering of New York University.

Class: One Director Since: 2011 Term Expires: 2027 Age: 66 BOARD COMMITTEES Compensation and Human Capital OTHER PUBLIC COMPANY BOARDS (past five years) None

COHERENT PROXY STATEMENT 2026   |   17

EXISTING CLASS TWO DIRECTORS WHOSE TERM EXPIRES IN 2028
ENRICO DIGIROLAMO
INDEPENDENT BOARD CHAIR
Mr. DiGirolamo is a proven global business leader who brings decades of experience driving strategic transformation and financial performance across technology, manufacturing, and mobility sectors. His deep expertise in corporate finance, coupled with senior leadership roles at Fortune 100 and growth-stage companies strengthens the Board’s oversight of complex international operations, risk management, and value creation.
Mr. DiGirolamo is currently a senior advisor to technology companies, manufacturing concerns, and private equity firms. He is an Operating Advisor for AFI Partners, and serves on the boards of its portfolio companies. Mr. DiGirolamo is also a Senior Advisor for Franchise Equity Partners. From 2013 to 2017, Mr. DiGirolamo served as Chief Financial Officer and Senior Vice President of Covisint Corporation, a leading cloud computing company for the Internet of Things and Identity platforms. Mr. DiGirolamo was with Allstate Insurance from 2010 to 2013, where he served as Senior Vice President. From 2008 to 2010, Mr. DiGirolamo served as Vice President and Chief Financial Officer for General Motors in Europe. During a 31-year career with General Motors, Mr. DiGirolamo held a variety of senior executive positions throughout the corporation, including 12 years outside the United States.
Mr. DiGirolamo has served on the board of directors of SAAB Sweden (2008-2010), Metromedia International Group (2010-2017), Premier Trailer Leasing, Inc. (2012-2013), IdentiFix (2013-2014), GTS Ireland (2018-2023), Garsite (2018-2023), and Europa Sports (2021-2024).
Mr. DiGirolamo holds a B.S. degree from Central Michigan University, where he delivered a commencement address, was awarded an honorary doctorate, and has been inducted into the Business School Hall of Fame, an MBA from Eastern Michigan University, and completed the Senior Executive Program at the International Institute for Management Development in Lausanne, Switzerland. He is a member of the Dean’s Leadership Roundtable at Central Michigan University, a member of the Detroit Opera House board of directors and board of trustees, and a member of both the Technical Advisory Committee and the Finance Council for the Archdiocese of Detroit.

Class: Two Director Since: 2018 Term Expires: 2028 Age: 71 BOARD COMMITTEES Audit and Risk OTHER PUBLIC COMPANY BOARDS (past five years) None

18   |   COHERENT PROXY STATEMENT 2026

DAVID L. MOTLEY
INDEPENDENT DIRECTOR
Mr. Motley is a seasoned executive and investor with deep expertise in corporate strategy, early-stage technology, and real estate business development. His extensive board experience across public, private and nonprofit organizations enhances the Board’s oversight of governance, innovation and long-term value creation.
Mr. Motley serves as General Partner of BTN Ventures, a venture fund investing in pre-seed and seed stage technology companies, since 2021. Mr. Motley also serves as a partner in DDRC 327 NEGL, LLC, a real estate development company, since 2016, and as Chief Executive Officer of MCAPS, LLC, a professional services company providing corporate real estate services, since 2018. Mr. Motley has also served as Senior Managing Partner of Blue Tree Venture Fund since 2012, a venture investing in early-stage life science and IT companies. Mr. Motley held senior engineering, management and global commercial leadership positions with Respironics (now Philips), Covidien Surgical Devices (now Medtronic), and Headwaters SC (now EY).
Mr. Motley also serves on the boards of F.N.B. Corporation, a diversified financial services company; Koppers Holdings Inc., an integrated global provider of treated wood products, wood treatment chemicals and carbon compounds; and Armada, a privately-owned supply chain management company. Mr. Motley is also board chair for SRI International, an independent nonprofit technology research and development organization.
Mr. Motley is a Cum Laude graduate of the University of Pittsburgh’s Swanson School of Engineering and a Distinguished Alumni Awardee, a recognition provided to less than one percent of the graduates. Mr. Motley holds an MBA from the Harvard Business School.

Class: Two
Director Since: 2021
Term Expires: 2028
Age: 67
BOARD COMMITTEES
Audit and Risk
OTHER PUBLIC COMPANY
BOARDS (past five years)
Koppers Holdings Inc.
(since 2018)
F.N.B Corporation
(since 2013)
Deep Lake Capital
Acquisition Corp.
(2021-2023)

COHERENT PROXY STATEMENT 2026   |   19

LISA NEAL-GRAVES
INDEPENDENT DIRECTOR
Ms. Neal-Graves is a proven technology executive with deep expertise in strategic planning, global operations, and product management across the semiconductor, telecommunications, and cloud industries. Her background in data science, technology policy, and global product management, including in China, Italy and the United Kingdom, strengthens the Board’s knowledge and discussions in navigating complex tech-driven transformation.
Ms. Neal-Graves is the former Chief Executive Officer of the Aurora Wellness Community (“AWC”), a University of Colorado School of Medicine nonprofit entity in partnership with the Aurora, Colorado, community. Ms. Neal-Graves is a data scientist, technology strategist, and technology legal policy and compliance executive who brings extensive experience in the semiconductor and telecommunications industries to our Board. Before her last role, she served as the Chief Innovation Officer for the Colorado Attorney General; General Counsel and Chief Marketing Officer of Universal Plasma, LLC, an early-stage antenna technology company; Vice President and General Manager of the Cloud Strategic Product Group for Zayo Group; and in various roles at Intel Corporation, including CIO Counsel and positions of increasing responsibility and impact for the company’s strategic long-range technology and research planning. Ms. Neal-Graves also held senior executive positions, including VP/GM (Unisys), CTO (Serviceware), Senior VP/GM (Chase), and GM (AT&T/Bell Labs).
Ms. Neal-Graves serves on the Center for Improving Value in Health Care (“CIVHC”), and Arkansas Legal Aid.
Ms. Neal-Graves graduated from Hampton University, where she obtained her undergraduate degree in applied mathematics and computer science. She also holds a M.S. in Computer Science from Michigan State University (with an emphasis in Artificial Intelligence), a Master degree in Engineering Management from the University of Colorado Boulder, and a JD from the University of Colorado School of Law.

Class: Two Director Since: 2021 Term Expires: 2028 Age: 63 BOARD COMMITTEES Nominating and Corporate Governance OTHER PUBLIC COMPANY BOARDS (past five years) None
SHAKER SADASIVAM
INDEPENDENT DIRECTOR
Dr. Sadasivam is a veteran semiconductor industry leader with extensive experience related to the semiconductor industry, and insight into areas including operations, product development, and engineering management. His experience as a CEO, R&D executive and board member across both public and private companies enhances the Board’s strategic insight into technology innovation and global manufacturing.
Dr. Sadasivam is the Co-Founder, President and Chief Executive Officer of Brightest Bio. He also serves as Chair of the Board FTC Solar, Inc., a public company, and serves on the boards of two private companies, Sfara a developer of mobile-based safety and detection technology, and Sea Pharmaceuticals, LLC a neurotherapeutics R&D company advancing potential treatments for tinnitus & epilepsy.
In 2016, Dr. Sadasivam retired as President and Chief Executive Officer of SunEdison Semiconductor Limited, a leading manufacturer of advanced semiconductors for electronics, a position he held from 2013. From 2009 to 2013, he served as Executive Vice President and President, Semiconductor Materials Business Unit of SunEdison, Inc. (a predecessor to SunEdison Semiconductor Limited, formerly known as MEMC Electronic Materials, Inc.). From 2002 to 2009, Dr. Sadasivam served as Senior Vice President Research and Development of SunEdison, Inc.
Dr. Sadasivam holds B.S. and M.S. degrees in Chemical Engineering from the University of Madras and Indian Institute of Technology, an MBA from Washington University’s Olin School of Business, and a Ph.D. in Chemical Engineering from Clarkson University.

Class: Two Director Since: 2016 Term Expires: 2028 Age: 66 BOARD COMMITTEES Audit and Risk OTHER PUBLIC COMPANY BOARDS (past five years) FTC Solar, Inc. (since 2017)

20   |   COHERENT PROXY STATEMENT 2026

MICHELLE STERLING
INDEPENDENT DIRECTOR
Ms. Sterling is an established business leader with experience overseeing global human capital strategies, and organizational transformations. Her particular expertise in M&A integration in high-tech and semiconductor sectors, enhances the Board’s deliberations related to talent strategy, culture development, and long-term growth initiatives.
Ms. Sterling was the Executive Vice President and Chief Human Resources Officer at Qualcomm, Inc., a semiconductor, software and services company serving the wireless communications industry, from 2015 to 2020; Senior Vice President, Human Resources from 2007 to 2015 and served in various capacities at Qualcomm, Inc. from 1994 to 2007. Throughout her tenure with Qualcomm, Ms. Sterling supported Qualcomm’s strategies in complex transactions including acquisitions, joint ventures, and divestitures, integration, human capital management, and real estate and facilities. Ms. Sterling had direct responsibility for Qualcomm’s Human Resources global employees and served as a member of Qualcomm’s executive committee.
Ms. Sterling has served as director for Digital Turbine, Inc., a mobile growth platform for advertisers, publishers, carriers, and device original equipment manufacturers, since 2019, and previously served as a director of TuSimple, an autonomous technology company specifically designed for semi-trucks, from 2021 to 2022.
Ms. Sterling holds a B.S. in Business Management from the University of Redlands.

Class: Two
Director Since: 2023
Term Expires: 2028
Age: 59
BOARD COMMITTEES
Compensation and Human Capital (Chair)
OTHER PUBLIC COMPANY
BOARDS (past five years)
TuSimple (2021-2022)
LeddarTech (2023-2025)
Digital Turbine (since 2019)

COHERENT PROXY STATEMENT 2026   |   21

MEETINGS AND STANDING COMMITTEES OF THE BOARD
The Board met five times in fiscal year 2026. In fiscal year 2026 each director attended at least 75% of the meetings of the Board and the committees on which he or she served.
The Board has three standing committees: Audit and Risk, Compensation and Human Capital, and Nominating and Corporate Governance. All Committees have written charters, which are reviewed on an annual basis, and are available on the Company’s website at www.coherent.com/company/investor-relations/governance.
COMMITTEE OVERVIEW
AUDIT AND RISK COMMITTEE	Meetings in FY 2026: 7 All members are independent

CHAIR
•
Stephen Skaggs*

OTHER MEMBERS
•
Joseph Corasanti*

•
Enrico DiGirolamo*

•
Michael Dreyer

•
David Motley

•
Shaker Sadasivam*

*
Qualifies as an audit committee “financial expert” as defined by the Securities and Exchange Commission

The Committee assists the Board with oversight of financial reporting, internal controls, and ethics and compliance matters.

KEY RESPONSIBILITIES
•
Oversees the Company’s discharge of its financial reporting obligations, including ensuring the quality and integrity of the Company’s accounting, auditing, internal control, and financial reporting practices

•
Oversees the Company’s development of an effective and continuously improving control environment

•
Oversees the Company’s internal audit function and periodically reviews the responsibilities, resources, functions, and performance of the Company’s internal audit function

•
Retains sole responsibility for the selection, appointment, compensation, retention, and replacement of the independent auditors

•
Pre-approves all services provided by the independent auditors in accordance with applicable law

•
Establishes procedures for the submission, retention, and treatment of concerns regarding accounting, internal controls, auditing matters, financial statements, the Code of Ethical Business Conduct, or other Company policies

•
Reviews, approves, and oversees any related party transactions and any other potential conflict of interest situations on an ongoing basis and develops policies and procedures for the Audit and Risk Committee’s approval of related party transactions

•
Prepares the Audit and Risk Committee Report for the annual proxy statement

•
Reviews the Company’s enterprise risk management program, strategies and operational risks, and risks not overseen by another committee

22   |   COHERENT PROXY STATEMENT 2026

COMPENSATION AND HUMAN CAPITAL COMMITTEE	Meetings in FY 2026: 5 All members are independent

CHAIR • Michelle Sterling OTHER MEMBERS • Stephen Pagliuca • Elizabeth Patrick • Sandeep Vij • Howard Xia	The Committee supports oversight and review of the Company’s executive compensation program, broader pay philosophy, and human capital management strategies.

KEY RESPONSIBILITIES
•
Annually reviews and approves all aspects of the CEO’s terms of employment, goals, objectives, and total compensation

•
Annually reviews and approves all aspects of the total compensation of the other executive officers under its purview

•
Annually reviews and recommends to the Board for approval the compensation package for non-employee directors

•
Administers compensation-related plans, including equity-based incentive compensation plans, employee stock purchase plans, and deferred compensation plans

•
Reviews with management the Company’s human capital management strategy and practices, which may include employee engagement programs and initiatives; employee safety; and succession planning

•
Reviews and discusses with management all executive compensation disclosures in the annual report and proxy statement, and produces the Compensation and Human Capital Committee’s report on executive officer compensation for the annual report or proxy statement

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	Meetings in FY 2026: 4 All members are independent

CHAIR • Joseph Corasanti OTHER MEMBERS • Michael Dreyer • Patricia Hatter • Lisa Neal-Graves • Stephen Skaggs	The Committee develops Coherent’s corporate governance policies, oversees matters of Board composition and refreshment, and provides guidance on sustainability goals.

KEY RESPONSIBILITIES
•
Oversees the Company’s corporate governance policies and practices to ensure that it aligns with the Company’s overall business strategy

•
Oversees the Company’s engagement with external stakeholders on corporate governance matters

•
Makes recommendations to the Board regarding the selection and approval of the nominees for director to be submitted to a shareholder vote

•
In coordination with the Compensation and Human Capital Committee, assesses the adequacy of succession planning for management of the Company

•
Facilitates annual self-evaluations of the Board and the Board committees

•
Oversee the Company’s ethical culture and sustainability vision, management’s systems to assure occupational and environmental health and safety, and its environmental, social and governance goals

•
Oversees the systems, policies, controls, and procedures to identify, mitigate, manage and disclose risks and incidents related to cybersecurity

COHERENT PROXY STATEMENT 2026   |   23

DIRECTOR INDEPENDENCE AND CORPORATE GOVERNANCE POLICIES
The Company’s Common Stock is listed on the New York Stock Exchange (the “NYSE”). The rules of the NYSE require that a majority of the Company’s Board be Independent Directors (as defined in the NYSE’s rules). Our Corporate Governance Guidelines further provide that a substantial majority of the members of the Company’s Board must qualify as independent. The Board has determined that all of the continuing directors or nominees for election as director are independent within the meaning of the NYSE’s rules, other than Mr. Anderson. In its annual review of director independence, the Board considers all commercial, banking, consulting, legal, accounting, or other business relationships any director may have with the Company to determine whether any director has a material relationship with the Company. The Board considers a “material relationship” to be one that impairs or inhibits, or has the potential to impair or inhibit, a director’s exercise of critical and disinterested judgment on behalf of the Company. When assessing the “materiality” of a director’s relationship with the Company, the Board considers all relevant facts and circumstances, from both the standpoint of the director in his or her individual capacity, and from the standpoint of the director’s family and other affiliations. In addition, the NCG Committee facilitates annual self-evaluations of the Board, the Audit and Risk Committee, the Compensation and Human Capital Committee, and the NCG Committee in order to determine whether the Board and such Committees are functioning effectively. The Company is in compliance with all applicable governance requirements of the NYSE.
SHAREHOLDER ENGAGEMENT
The Coherent Board values transparent and ongoing engagement with our shareholders and has maintained a long-standing practice of robust shareholder engagement to ensure investor priorities and perspectives are directly communicated to the Board. Throughout the course of the year, we stay connected with shareholders through discussions on a wide variety of business topics, including strategy, executive compensation, leadership development, succession planning and sustainability. We believe our engagements with shareholders have been constructive and have provided management and the Board with insights into issues and initiatives that are important to our shareholders.
We communicate with our shareholders through a variety of means, including direct interface, investor presentations, investor conferences, analyst meetings, one-on-one meetings, our website and publications that we issue. We also initiate formal outreach efforts prior to our annual meeting of shareholders. Through that process, we contact shareholders and invite them to engage in discussions on a variety of topics, including our Proxy Statement disclosures.
RISK MANAGEMENT AND MITIGATION
The Board is responsible for risk management oversight, including our Enterprise Risk Management (“ERM”) program. The Board has delegated primary oversight of key risk areas to each of the Board Committees as described below.
Our ERM program is designed to facilitate the identification, assessment, management, and monitoring of material risks the Company may face over the short term and long term and provide regular communication with our Board and its committees regarding these risks. Key risks are raised by management to the Audit and Risk Committee. At least annually, our Vice President of Internal Audit reports to the Audit and Risk Committee on our enterprise risk assessment. Our Board consults with outside advisors and members of management to help monitor trends, identify potential threats, and assess the Company’s risk environment. Risk areas identified in the ERM process help inform how we present the risks facing the Company in the “Risk Factors” section of our fiscal year 2026 Annual Report on Form 10-K, which is also reviewed by the Audit and Risk Committee.

24   |   COHERENT PROXY STATEMENT 2026

BOARD OF DIRECTORS
Audit and Risk Committee	Nominating and Corporate Governance Committee	Compensation and Human Capital Committee
• Internal audit and internal controls • Enterprise Risk Management • Legal and regulatory requirements, including the Ethics and Compliance program	• Board and committee composition and Board leadership structure • Corporate governance policies • Cybersecurity • Corporate responsibility programs and policies	• Compensation programs and practices • Equity and other incentive plans • People programs, policies and practices
MANAGEMENT
MANAGEMENT SUCCESSION PLANNING
Our Board is responsible for the development and regular review of a comprehensive succession plan for our CEO and senior management. Our Board believes that the full Board, including our CEO, should be actively engaged and involved in CEO and senior management succession planning, with the goal of business and operational continuity and sustaining the Company’s strong track record of increasing shareholder value. In general, the Board’s management succession planning is designed to anticipate both “planned” successions, such as those arising from anticipated retirements, and unplanned succession events, including emergencies and a range of other potential contingencies. Our Board has adopted an emergency succession plan to facilitate the transition to both interim and long-term leadership in the event of an unexpected vacancy in the position of CEO.
Our CEO and Chief People Officer supports the annual succession plan review conducted by the Board by providing information about each executive role and succession scenarios, including an overview of each potential successor’s experience and potential, readiness assessment and planned leadership development opportunities. The independent members of the Board also regularly interact with employees across several levels of seniority through management presentations at Board meetings and other informal events to form their own independent assessment of senior leaders.
Our Board, including our CEO, also regularly reviews senior management succession planning and the composition of senior management with our Chief People Officer. If the succession plan is triggered for a member of senior management, our Board would participate in the discussion and consideration of any action with our CEO and Chief People Officer.
NOMINATION OF CANDIDATES FOR DIRECTOR
The Company considers director candidates from several sources, including existing directors, members of the Company’s management team, shareholders, and third-party search firms. The Company’s current bylaws describe the procedures by which shareholders may recommend candidates for election to the Board. In general, shareholder nominations must be made in writing, and notice of a nomination must be given to our Secretary no earlier than the close of business on the 150th day, and no later than the close of business on the 120th day, before the anniversary date of the previous year’s annual meeting. If the date of the annual meeting is changed by more than 30 days from the first anniversary date of the previous year’s annual meeting, the notice must be delivered no earlier than the close of business on the 120th day before the annual meeting and no later than the close of business on the later of (i) the 90th day before the annual meeting or (ii) the 10th day following the day on which public announcement of the date of the meeting is first made. In addition, a notice of nomination must include information regarding both the nominating shareholder and each director nominee as set forth in the Company’s bylaws, including:

COHERENT PROXY STATEMENT 2026   |   25

•
their relationship to each other;

•
any understanding between them regarding the nomination;

•
the shares owned by the nominating shareholder; and

•
other information concerning the nominating shareholder and/or each nominee that is required for inclusion in a proxy statement filed with the Securities and Exchange Commission (the “SEC”).

Further, to be eligible for election as a director of the Company, the nominee must deliver within the timeframe noted above a written questionnaire detailing his or her background and qualifications, and a written representation and agreement as set forth in the Company’s bylaws. The form for this representation and agreement will be provided by the Secretary of the Company upon written request.
The NCG Committee considers a variety of factors when determining whether to recommend a nominee for election to the Board, including those factors set forth in the Company’s Corporate Governance Guidelines. In general, candidates nominated for election to the Board should possess the following qualifications:
•
high personal and professional ethics, integrity, practical wisdom and mature judgment;

•
broad training and experience in policy-making decisions in business;

•
professional expertise and skill set that is useful to the Company, and complementary to the background and experience of the other directors;

•
willingness to devote the amount of time necessary to carry out the duties and responsibilities of a director;

•
commitment to serve on the Board over a period of multiple years in order to develop knowledge about the Company and its operations;

•
willingness to represent the best interests of all stakeholders and objectively appraise management performance; and

•
compliance with the Company’s independence requirements.

Potential candidates are screened and interviewed by a selection committee appointed by the NCG Committee.
The NCG Committee’s practice is to review the skills, experiences, and attributes of individual Board members and candidates given the current make-up of the Board, to ensure that the Board includes individuals who will serve the Company’s strategic and governance needs. We consider the Company’s current business priorities when evaluating a broad range of experience, knowledge, talents and perspectives that may be needed on the Board. Candidates are also evaluated on their broad-based business knowledge and contacts, prominence, commitment to ethical and moral values, personal and professional integrity, sound reputation in their respective fields, as well as a global business perspective and commitment to corporate citizenship.
SIZE OF THE BOARD
As provided in the Company’s bylaws, the Board is to be composed of no less than five and no more than fourteen members, with the exact number determined by the Board based on its current composition and requirements. The Board currently consists of fourteen members.

26   |   COHERENT PROXY STATEMENT 2026

BOARD LEADERSHIP STRUCTURE
The Board has the flexibility to determine whether it is in the best interests of the Company and its shareholders to separate or combine the roles of Board Chair and CEO at any given time. In making that determination, the Board assesses whether the roles should be separated or combined based on its evaluation of the existing composition of the Board and the circumstances at the time.
SEPARATION OF BOARD CHAIR AND CEO
Mr. DiGirolamo has served as our independent Chair of the Board since June 2024. The Board believes that this separation of duties strengthens our corporate governance by providing independent leadership of the Board and allowing the Chair to focus more on oversight. Mr. DiGirolamo joined our Board in 2018 and served as our Lead Independent Director from 2022 until his election as Board Chair.
BOARD CHAIR RESPONSIBILITIES
The responsibilities of the Board Chair include the following:
•
presides at all meetings of the Board, including meetings of the independent directors held in executive session;

•
has the authority to call meetings of the independent directors;

•
serves as a liaison between the CEO and the independent directors;

•
consults with the CEO on agendas for Board meetings; and

•
carries out other duties as requested by the NCG Committee, the independent directors, or the Board.

COMMUNICATION WITH DIRECTORS
Any person wishing to communicate with the Board may send electronic communication addressed to the Board Chair, or to any member of the Board individually, to chair@coherent.com, or a written communication addressed to the Board Chair, or to any member of the Board individually, in care of Coherent Corp., 375 Saxonburg Boulevard, Saxonburg, PA 16056. Any communication addressed to a director that is received by the Company at this address will be delivered or forwarded to the individual director as soon as practicable, except for advertisements, solicitations or other matters unrelated to the Company. The Company will forward communications addressed to the Board Chair and to the chair of the Board committee whose function is most closely related to the subject matter of the communication.
DIRECTOR MANDATORY SERVICE CONCLUSION AND SUCCESSION PLANNING
The Board has instituted a policy for directors, as set forth in the Company’s Corporate Governance Guidelines. Under this policy, a director must tender a resignation to the NCG Committee, to be effective at the end of the last regularly scheduled Board meeting prior to the director’s 76th birthday. The NCG Committee considers each case and recommends to the Board the action to be taken. The Board in its discretion chooses to accept or reject the resignation. If rejected, the director’s resignation will be deemed to be re-submitted to the NCG Committee annually thereafter, until such time as it is accepted by the Board. The Board undertakes a succession planning process to proactively address anticipated openings on the Board.
STANDING BOARD LIMITS
Board members are limited to serving on a maximum of four public company boards, including the Board.

COHERENT PROXY STATEMENT 2026   |   27

CHANGE IN DIRECTOR OCCUPATION
Under the Company’s Corporate Governance Guidelines, when a director’s principal occupation or business association changes substantially (including retirement), the director must tender a resignation for consideration by the NCG Committee. The NCG Committee considers whether such change materially affects the director’s qualification to continue serving as a director and recommends to the Board the action to be taken with respect to the resignation.
EXECUTIVE SESSIONS OF NON-EMPLOYEE DIRECTORS
Executive sessions of independent directors are held regularly, at least twice each fiscal year, with the Board Chair presiding.
DIRECTOR ATTENDANCE AT ANNUAL MEETING OF SHAREHOLDERS
Directors are expected to attend the Annual Meeting, in person or remotely. All directors attended last year’s annual meeting of shareholders.
CORPORATE GOVERNANCE DOCUMENTS
The following corporate governance documents are available on the Company’s website at www.coherent.com/company/investor-relations/governance.
•
Amended and Restated Articles of Incorporation

•
Articles of Amendment to Amended and Restated Articles of Incorporation

•
Amended and Restated Bylaws

•
Code of Ethical Business Conduct

•
Corporate Governance Guidelines

•
Conflicts of Interest Policy

•
Committee Charters

Paper copies of the documents listed above are available without charge upon request to chair@coherent.com.
CORPORATE GOVERNANCE GUIDELINES
The Board has adopted Corporate Governance Guidelines, which are designed to assist the Board in the exercise of its duties and responsibilities to the Company. They reflect the Board’s commitment to monitor the effectiveness of decision-making at the Board and management levels. This document is available on the Company’s website at www.coherent.com/company/investor-relations/governance. The Company will promptly disclose on its website any substantive amendments or waivers with respect to any provision of the Corporate Governance Guidelines.

28   |   COHERENT PROXY STATEMENT 2026

CODE OF ETHICAL BUSINESS CONDUCT
The Board has approved and adopted a Code of Ethical Business Conduct (the “Code of Conduct”) applicable to everyone in the Company and its subsidiaries, including the Board. The Code of Conduct also applies to contractors, consultants, temporary workers, suppliers, and other third parties. This document is available on the Company’s website at www.coherent.com/company/investor-relations/governance. The Company will promptly disclose on its website any substantive amendments or waivers with respect to any provision of the Code of Conduct.
Employees are required and encouraged to report suspected violations of our Code of Conduct. Reports are forwarded for review by the Audit and Risk Committee.
COMPANY POLICY PROHIBITING INSIDER TRADING AND SPECULATIVE TRADING, PLEDGING AND HEDGING
We have adopted an insider trading policy and procedures reasonably designed to promote compliance with insider trading laws, rules, and regulations and the listing standards of the New York Stock Exchange and governing the purchase, sale and/or, other disposition (“trading”) of our Common Stock and other securities by our directors, officers and employees and other persons who may have access to material, non-public information about the Company including, without limitation, such person’s spouse and others living in that person’s household. Aside from the blanket restriction on trading while in possession of material non-public information, the insider trading policy also prohibits certain designated insiders (including our directors and Section 16 officers) from trading during blackout windows and, during open trading windows, requires designated insiders to pre-clear their trades. The insider trading policy also prohibits employees from trading in securities of other public companies about which the employee learns material, non-public information.
In addition to the above restrictions, the insider trading policy also prohibits certain designated insiders (including our directors and Section 16 officers) from (1) selling Company securities of the same class for at least six months after a purchase, or purchasing Company securities of the same class for at least six months after a sale, (2) selling Company securities short, (3) buying or selling puts, calls, or other derivatives, on the Company’s securities, (4) pledging Company securities, or holding them in a margin account as collateral, and (5) hedging Company securities. The insider trading policy does not specifically define hedging transactions, but they are intended to include the purchase of financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or other transactions that are intended to hedge or offset any decrease in the market value of Company securities held by the individual.
The foregoing summaries of our insider trading policy and procedures do not purport to be complete and are qualified in their entirety by reference to the full text of our insider trading policy, a copy of which can be found as an exhibit to our Annual Report on Form 10-K for the fiscal year ended June 30, 2026.
REVIEW AND APPROVAL OF RELATED PERSON TRANSACTIONS
The Company’s policies and procedures regarding related party transactions are included in the Company’s Corporate Governance Guidelines. The Corporate Governance Guidelines require that all Company directors, officers and employees refrain from activities that might involve a conflict of interest. Before making an investment, accepting a position or benefit, participating in a transaction or business arrangement, or otherwise acting in a manner that creates or appears to create a conflict of interest, a full disclosure of all relevant facts and circumstances must be made, and the Audit and Risk Committee’s written approval obtained. The Audit and Risk Committee reviews and approves any transaction between the Company and any related person (as defined in Item 404 of Regulation S-K) and any other potential conflict of interest situations on an ongoing basis. Waivers of actual or potential conflicts of interest for any of the Company’s executive officers or directors may be granted only by the Board. Only those matters that are determined by the Board not to be in conflict with the best interests of the Company may be approved. In fiscal year 2026, we did not conduct any transactions with related persons that would be considered a related party transaction under applicable SEC rules.

COHERENT PROXY STATEMENT 2026   |   29

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During fiscal year 2026, Ms. Sterling, Mr. Pagliuca, Ms. Patrick, Mr. Vij and Dr. Xia served as members of the Compensation and Human Capital Committee. None of them has ever served as an officer or employee of Coherent or has had any relationship with Coherent requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. During fiscal 2026, none of our executive officers served as a member of the board of directors or compensation committee of another entity, any officers of which served on Coherent’s Board or Compensation and Human Capital Committee.
DIRECTOR COMPENSATION
The Company uses a combination of cash and equity compensation to attract and retain qualified candidates to serve on the Company’s Board. In setting director compensation, the Company consults with its independent compensation advisor, and considers the significant amount of time and skill required for directors to fulfill their overall responsibilities. Director compensation is only paid to non-employee directors. For purposes of this section, all references to “directors” means non-employee directors.
The director compensation program is periodically (generally every other year) reviewed by the Compensation and Human Capital Committee, with the assistance of its independent compensation advisor, to ensure that the program remains competitive. As part of this review, the types and levels of compensation offered to our directors are compared to those offered by a select group of comparable companies (the “Peer Group”). The Peer Group is the same as those used for the Company’s named executive officers and are listed in the “Compensation Discussion and Analysis” section of this proxy statement.
The components of our director compensation program for fiscal year 2026 are disclosed below. The Board is compensated based on a role-based compensation program, not on the number of meetings attended. The Compensation and Human Capital Committee strives to set director compensation at levels that are competitive with our Peer Group.
DIRECTOR COMPENSATION FOR FISCAL YEAR 2026
DIRECTOR CASH COMPENSATION
	Annual Retainer
Compensation Item	Member ($)	Chair ($)1
Full Board Membership	90,000	180,000
Audit and Risk Committee	15,000	30,000
Compensation and Human Capital Committee	10,500	21,000
Nominating and Corporate Governance Committee	10,000	20,000

1.
Retainers paid to Chairs are in lieu of, and not in addition to, retainers otherwise paid to members. Employee director does not receive compensation.

DIRECTOR EQUITY PROGRAM
In addition to the cash compensation outlined above, directors receive annual equity awards. In setting the total dollar value of the equity awards, the Board takes into account cash compensation, limits in the Company’s equity plan governing documents, recommendations of the Compensation and Human Capital Committee and its independent compensation advisor, and Peer Group practices. In fiscal year 2026 the Board modified the director compensation schedule so that equity

30   |   COHERENT PROXY STATEMENT 2026

grants are aligned with the election of directors at the annual meeting. As a result the Board received a prorated equity grant in January 2026 that will vest in November 2026. Beginning in fiscal year 2027 the Board will receive its annual equity grant on the date of the applicable annual meeting, which for fiscal year 2027 will be held in November.
For fiscal year 2026, the Company determined the number of restricted stock units awarded by dividing the dollar value of the grant by the closing stock price on the grant date, subject to rounding. For fiscal year 2026, the nominal value of the annual equity award for full-year directors was $220,000. Restricted stock unit awards granted to directors generally vest in one year (or, if earlier, on the day before the next annual meeting). They do not automatically vest upon a director’s departure from the Board. The Compensation and Human Capital Committee may recommend, and the Board may in its sole judgment approve, vesting of a restricted stock unit award upon a director’s departure from the Board if the departing director is found to be in good standing at the time of departure.
DIRECTOR COMPENSATION TABLE FOR FISCAL YEAR 2026
Non-Employee Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)1	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Joseph J. Corasanti	62,500	271,241	—	—	—	—	333,741
Enrico DiGirolamo	97,500	271,241	—	—	—	—	368,741
Michael L. Dreyer	57,500	271,241	—	—	—	—	328,741
Patricia Hatter	50,000	271,241	—	—	—	—	321,241
Lisa Neal-Graves	50,000	271,241	—	—	—	—	321,241
David L. Motley	52,500	271,241	—	—	—	—	323,741
Stephen Pagliuca	50,250	271,241	—	—	—	—	321,491
Elizabeth A. Patrick	50,250	271,241	—	—	—	—	321,491
Shaker Sadasivam	52,500	271,241	—	—	—	—	323,741
Stephen A. Skaggs	65,000	271,241	—	—	—	—	336,241
Michelle Sterling	55,500	271,241	—	—	—	—	326,741
Sandeep Vij	50,250	271,241	—	—	—	—	321,491
Howard H. Xia	—	271,241	—	—	50,250	—	321,491

1.
Represents the aggregate grant date fair value of restricted stock units issued to the non-employee directors under the Amended and Restated 2018 Omnibus Incentive Plan and the Coherent Corp. Omnibus Incentive Plan (rounded up to the nearest whole share), computed in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718 (excluding the effect of forfeitures).

COHERENT PROXY STATEMENT 2026   |   31

DIRECTOR EQUITY AWARDS OUTSTANDING
The following table sets forth the aggregate number of restricted stock units, and the number of shares that underlie exercisable stock options, that were held by the individuals who served as non-employee directors as of June 30, 2026.
Non-Employee Director	Restricted Stock Units (#)	Total Option Awards Held (#)	Exercisable Option Awards (#)
Joseph J. Corasanti	2,551	5,812	5,812
Enrico DiGirolamo	2,551	—	—
Michael L. Dreyer	2,551	6,000	6,000
Patricia Hatter	2,551	5,812	5,812
David L. Motley	2,551	—	—
Lisa Neal-Graves	2,551	—	—
Stephen Pagliuca	2,551	—	—
Elizabeth A. Patrick	2,551	—	—
Shaker Sadasivam	2,551	—	—
Stephen A. Skaggs	2,551	—	—
Michelle Sterling	2,551	—	—
Sandeep Vij	2,551	—	—
Howard H. Xia	2,551	15,532	15,532
DIRECTOR STOCK OWNERSHIP REQUIREMENTS
The Board has a stock ownership program that requires each non-employee director to own shares of Common Stock with a market value of at least five times the annual Board cash retainer (currently $450,000) no later than (i) July 2027 for non-employee directors who were on the Board when the program became effective in July 2022 or (ii) the fifth anniversary of the director joining the Board for non-employee directors who joined the Board after July 2022. In the event of non-compliance, the Board will consider measures appropriate to the circumstances. All non-employee directors currently own shares of Common Stock with a market value exceeding $450,000.

32   |   COHERENT PROXY STATEMENT 2026

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
STOCK BENEFICIALLY OWNED BY PRINCIPAL SHAREHOLDERS
The following table sets forth certain information regarding the ownership by any person, including any “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), known to us to be the beneficial owner of more than 5% of the issued and outstanding shares of Common Stock as of August 31, 2026. Unless otherwise indicated, each of the shareholders named in the table has sole voting and investment power with respect to the shares beneficially owned. Ownership information is as reported by shareholder in their respective filings with the SEC, with the percent of Common Stock determined as of August 31, 2026.
Name and Address	Number of Shares of Common Stock	Percent of Common Stock1
Vanguard Capital Management2 100 Vanguard Blvd. Malvern, PA 19355	13,968,914	7.1%
BlackRock, Inc.3 50 Hudson Yards New York, NY 10001	12,978,940	6.6%
FMR LLC4 245 Summer Street Boston, MA 02210	11,006,110	5.6%

1.
There were 196,934,659 shares of Common Stock outstanding as of August 31, 2026. Percentages are rounded to the nearest tenth.

2.
Based solely on a Schedule 13G filed with the SEC on April 29. 2026, Vanguard Capital Management reported sole voting power over 1,789,305 shares of Common Stock and sole dispositive power over 13,968,914 shares of Common Stock. As reported in the Schedule 13G, certain shares reported by Vanguard Capital Management are owned by various affiliates of Vanguard Capital Management.

3.
Based solely on a Schedule 13G/A filed with the SEC on April 24, 2026, BlackRock, Inc., reported sole voting power over 12,190,574 shares of Common Stock and sole dispositive power over 12,978,940 shares of Common Stock. As reported in the Schedule 13G/A, certain shares reported by BlackRock, Inc., are owned by various business units of BlackRock, Inc., and its subsidiaries and affiliates.

4.
Based solely on a Schedule 13G/A filed with the SEC on July 8, 2026, FMR LLC reported sole voting power over 10,281,318.34 shares of Common Stock and sole dispositive power over 11,006,110.43 shares of Common Stock.

COHERENT PROXY STATEMENT 2026   |   33

STOCK BENEFICIALLY OWNED BY DIRECTORS AND OFFICERS
The following table shows the number of shares of Common Stock beneficially owned, as of August 31, 2026, by all directors, our named executive officers, and all of our current executive officers and directors as a group. The beneficial ownership reflected in this table includes shares that could be acquired within 60 days of that date through the exercise of stock options or vesting of restricted stock units. The number of shares “beneficially owned” is defined by Rule 13d-3 under the Exchange Act. Unless otherwise indicated, each individual and member of the group has sole voting power and sole investment power with respect to shares owned. None of the shares reflected in the table below have been pledged as security.
	Beneficial Ownership of Common Stock1
	Shares	Percent
James R. Anderson2	60,229	*
Joseph J. Corasanti2,3	85,726	*
Enrico DiGirolamo2,3	16,959	*
Michael L. Dreyer2,3	18,085	*
Patricia Hatter2,3	29,392	*
David L. Motley2	25,918	*
Lisa Neal-Graves2	14,954	*
Stephen Pagliuca2	18,468	*
Elizabeth A. Patrick2	5,103	*
Shaker Sadasivam2	40,894	*
Stephen A. Skaggs2	14,313	*
Michelle Sterling2	8,645	*
Sandeep Vij2,4	24,467	*
Howard H. Xia2,3	65,551	*
Sherri Luther2	9,484	*
Rob Beard2	10,861	*
Julie Eng2	17,252	*
Jeffrey Place2	4,724	*
Giovanni Barbarossa2	154,815	*
All current executive officers and Directors as a group (18 persons)2,3,4	486,549	*

*
Less than 1%

1.
There were 196,934,659 shares of our common stock outstanding as of August 31, 2026. In accordance with SEC rules and regulations, in computing the percentage ownership for each individual, any shares which that individual has the right to acquire within 60 days and shares underlying restricted stock units that would vest within 60 days of August 31, 2026 are deemed to be outstanding. However, shares which any other person has the right to acquire within 60 days and restricted stock units held by other persons are disregarded in the calculation. Therefore, the denominator used in calculating beneficial ownership may differ for each individual.

2.
This figure does not include the following amounts of shares issuable in connection with restricted stock units that will not vest within 60 days of August 31, 2026: 125,058 for Mr. Anderson; 279 for each of Mr. Corasanti, Mr. DiGirolamo, Mr. Dreyer, Ms. Hatter, Mr. Motley, Ms. Neal-Graves, Mr. Pagliuca, Ms. Patrick, Dr. Sadasivam, Mr. Skaggs, Ms. Sterling, Mr. Vij and Dr. Xia; 61,371 for Ms. Luther, 41,067 for Mr. Beard, 28,164 for Dr. Eng, 16,375 for Mr. Place, 12,170 for Dr. Barbarossa and 286,627 for all current executive officers and directors as a group.

34   |   COHERENT PROXY STATEMENT 2026

3.
Includes the following amounts of shares underlying stock options that are exercisable within 60 days of August 31, 2026: 5,812 for Mr. Corasanti; 6,000 for Mr. Dreyer; 5,812 for Ms. Hatter; 15,532 for Dr. Xia; and 33,156 for all executive officers and directors as a group.

4.
Includes 8,792 shares held by the Vij Family 2001 Trust.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own more than 10% of a class of the Company’s registered equity securities to file with the SEC and deliver to the Company initial reports of ownership, and reports of changes in ownership, of such securities. We are required to disclose in this proxy statement any failure to file these required ownership reports by their due dates. Based solely on our review of Section 16(a) reports, and written representations that our directors and executive officers have furnished to us, other than two late Form 4 reports for Ilaria Mocciaro, in each case regarding the withholding of shares for tax purposes in connection with the vesting of restricted stock units, and one late Form 4 report for Stephen Pagliuca regarding the granting of a restricted stock award, all of which were due to an administrative error by the Company, we believe that all reporting persons complied with all Section 16(a) filing requirements during our fiscal year 2026.

COHERENT PROXY STATEMENT 2026   |   35

EXECUTIVE OFFICERS
Set forth below is information concerning our executive officers as of October 8, 2026.
Name	Age	Position
James R. Anderson	54	Chief Executive Officer and President
Sherri Luther	61	Chief Financial Officer and Treasurer
Rob Beard	48	Chief Strategy and Legal Affairs Officer and Secretary
Julie S. Eng	59	Chief Technology Officer
Jeffrey Place	53	Chief Supply Chain Officer
Ilaria Mocciaro	56	Senior Vice President, Chief Accounting Officer and Corporate Controller
Biographical information for JAMES R. ANDERSON may be found in the “DIRECTORS” section of this proxy statement.

SHERRI LUTHER was named Chief Financial Officer of Coherent Corp. in October 2024. Ms. Luther joined Coherent from Lattice Semiconductor, where she had been CFO since 2019. Prior to Lattice, Ms. Luther worked at Coherent, Inc., for 16 years, including as Corporate Vice President of Finance. Ms. Luther has more than 30 years of strategic and financial operations experience, with expertise in financial reporting, forecasting, internal audit, M&A, treasury, investor relations, operations, and global supply chain management. Previously, Ms. Luther held senior finance and accounting roles at companies including Quantum, Ultra Network Technologies, and Arthur Andersen. Ms. Luther is a Certified Public Accountant (CPA) and graduated from the Executive MBA Program at Stanford University Graduate School of Business. She holds a bachelor’s degree in Business Administration, with a dual major in Accounting and Finance, from Wright State University. She serves on the Board of Directors of Silicon Labs and is also NACD (National Association of Corporate Directors) Directorship Certified.

ROB BEARD brings more than 20 years of senior international experience across the business, policy, and legal worlds to his role as Chief Strategy and Legal Affairs Officer for Coherent Corp. Mr. Beard joined Coherent in 2024 from Mastercard, where he was Chief Legal and Global Affairs Officer. While at Mastercard, he led the company’s global legal, government affairs, and policy teams, and served on Mastercard’s Management Committee. Mr. Beard joined Mastercard after a nearly decade-long tenure at Micron Technology, during which time he held various roles on the legal team and ultimately served as general counsel and corporate secretary. While at Micron, he played a key role in promoting the U.S. CHIPS and Science Act and in negotiating an incentive package from the state of New York for Micron’s announced $100 billion semiconductor manufacturing facility to be built in the Syracuse area. After clerking on the U.S. Court of Appeals for the Ninth Circuit, Mr. Beard began his corporate legal career as an associate in Shearman & Sterling’s London office, before moving to Weil, Gotshal & Manges. He graduated from the University of Utah and received his Juris Doctor from the University of Illinois College of Law, summa cum laude. Mr. Beard has also taught in the University of Illinois Communications Department, at the University of Illinois College of Law, and at the S.J. Quinney College of Law at the University of Utah.

36   |   COHERENT PROXY STATEMENT 2026

JULIE S. ENG was appointed Chief Technology Officer of Coherent Corp. in October 2022. Prior to becoming CTO, Dr. Eng served as Senior Vice President and General Manager of the Company’s Optoelectronic Devices and Modules Business Unit. Dr. Eng joined the Company in 2019 with the acquisition of Finisar, where she held various senior management positions, including Executive Vice President and General Manager of 3D Sensing, and Executive Vice President of Datacom Engineering. Dr. Eng spent over 25 years in the optoelectronics and optical communications industries, including roles at AT&T, Lucent, and Agere. Dr. Eng received her PhD and M.S. in electrical Engineering from Stanford, and an M.S. and B.A. from Bryn Mawr College (summa cum laude) and a B.S., with honors from the California Institute of Technology (Caltech). In 2025 Dr. Eng was appointed to the National Academy of Engineering and was also awarded the Dr. Lisa Su Woman of Innovation Award from the Global Semiconductor Alliance.

JEFFREY PLACE joined Coherent Corp. as Chief Supply Chain Officer in July 2025. He brings to the role more than 25 years of broad operations, supply chain, manufacturing, quality, and security experience in industrial and technology companies. He joined the Company from Pratt and Whitney, where he served as Vice President of Integrated Business Planning. Prior to that he held senior executive positions, including Deputy President at Raytheon Naval Power and Vice President, Operations and Supply Chain at Raytheon Technologies. Prior to RTX he was the Vice President, Operations for United Technologies. Mr. Place received an MBA from Case Western University and B.S. in Materials and Logistics Management from Michigan State University. He is also a graduate of the Executive Leadership Development Program at INSEAD.

ILARIA MOCCIARO joined the Company in February 2023 as the Senior Vice President, Chief Accounting Officer and Corporate Controller and became the principal accounting officer on August 31, 2023. She joined the Company from CDW, where she was the Vice President, Chief Accounting Officer and Controller from 2020 to 2022. From 2016 to 2020, she was the Senior Vice President, Chief Accounting Officer and Global Controller at Anixter International Inc., where she helped close the sale of Anixter to Wesco. From 2011 to 2016, Ms. Mocciaro was the Chief Accounting Officer of the agricultural and construction equipment segments at CNH Industrial NV., after serving as Director of Accounting and Reporting. She led internal Audit at McMaster-Carr Supply Company from 2010 to 2011 and previously held several management positions at Ernst & Young LLP in Chicago and Milan, Italy, from 1997 to 2010. Ms. Mocciaro holds a B.A. degree in Accounting and Business Administration from the Catholic University of the Sacred Heart (Universita Cattolica del Sacro Coure) in Milan.

COHERENT PROXY STATEMENT 2026   |   37

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended, we are asking our shareholders to approve, on a non-binding, advisory basis, the compensation of our NEOs for fiscal year 2026, as disclosed in this proxy statement. This “Say-on-Pay” vote is not intended to address any specific item of compensation, but rather the overall compensation paid to our NEOs in fiscal year 2026, as disclosed in this proxy statement.
As described in the “Compensation Discussion and Analysis” section of this proxy statement, we believe that we have created a pay-for-performance executive compensation program that is linked to our strategy and the drivers of long-term shareholder value, helps us attract and retain executive talent, and aligns the long-term interests of our executives and shareholders.
We urge shareholders to read the Compensation Discussion and Analysis, as well as the Summary Compensation Table, and the related compensation tables and narratives of this proxy statement. This information provides detailed information regarding our executive compensation philosophy, program, policies, and processes, as well as the compensation paid to our NEOs. As has been our practice, the Company will continue to respond to investor questions during meetings occurring throughout the year.
The Board requests shareholders to vote to approve the following advisory resolution at the Annual Meeting:
RESOLVED, that the shareholders of Coherent Corp. (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as described and disclosed in the Compensation Discussion and Analysis, the compensation tables, and any related material contained in the proxy statement for the Company’s 2026 Annual Meeting of Shareholders.
Because this vote is advisory, it will not be binding upon the Board or the Compensation and Human Capital Committee. However, the Compensation and Human Capital Committee will take the outcome of the vote into account when considering future executive compensation arrangements. After this vote, our next “Say-on-Pay” vote will be held at our fiscal year 2027 annual meeting of shareholders.
The affirmative vote of at least a majority of the votes that all shareholders present at the Annual Meeting, in person or by proxy, are entitled to cast is required to approve on a non-binding advisory basis the compensation of our named executive officers for fiscal year 2026, as disclosed in this proxy statement. Abstentions have the effect of an “AGAINST” vote, and broker non-votes have no effect.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RESOLUTION APPROVING, ON
A NON-BINDING ADVISORY BASIS, THE COMPANY’S FISCAL YEAR 2026 NAMED EXECUTIVE OFFICER
COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

COHERENT PROXY STATEMENT 2026   |   39

FISCAL YEAR 2026 COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) discusses the philosophy, objectives, process, components, and additional aspects of our fiscal year 2026 executive compensation program. This CD&A is intended to be read in conjunction with the tables that immediately follow this section, which provide further compensation information for our named executive officers (“NEOs”) for our fiscal year ended June 30, 2026 (“fiscal year 2026 or fiscal 2026”) who were the following:
Named Executive Officer (“NEO”)	Position
James R. Anderson	Chief Executive Officer
Sherri Luther	Chief Financial Officer and Treasurer
Rob Beard	Chief Strategy and Legal Affairs Officer and Secretary
Julie Eng	Chief Technology Officer
Jeffrey Place	Chief Supply Chain Officer
Giovanni Barbarossa1	Former Chief Strategy Officer

1.
Dr. Barbarossa is no longer an executive officer as of May 20, 2026.

40   |   COHERENT PROXY STATEMENT 2026

I. EXECUTIVE SUMMARY
COMPANY OVERVIEW
Fiscal year 2026 was an exceptional year for Coherent. We delivered record revenue of $7.1 billion, representing 22.5% year-over-year growth, while expanding GAAP gross margin and generating robust GAAP and non-GAAP earnings per share. These results reflect the strength of our strategy, the disciplined execution of our executive leadership team and the differentiated breadth and scale of our photonics platform.
We enter fiscal year 2027 with exceptional customer demand, expanding manufacturing capacity and multiple new growth platforms beginning to ramp. Coherent’s broad technology portfolio and global manufacturing scale position us to help enable the performance, bandwidth and energy efficiency required by increasingly large and complex data center networks. We also remain focused on advancing our industrial business, where our differentiated materials and laser technologies support customers across a diverse range of high-value applications.
FISCAL YEAR 2026 PERFORMANCE HIGHLIGHTS
(*) (**)
Based on earnings reported on August 12, 2026. Refer to reconciliation of GAAP and Non-GAAP measures in the Appendix.

COHERENT PROXY STATEMENT 2026   |   41

FISCAL YEAR 2026 EXECUTIVE COMPENSATION PROGRAM OVERVIEW
Continued review of NEO compensation	The Compensation and Human Capital Committee (the “Committee”) continually reviews our NEO compensation elements and target opportunities against our peer group benchmarks.
Annual incentive program
Moved to single a program called the Employee Incentive Program (“EIP”), which replaced Goals Results Incentive Program (“GRIP”) and broader-based Bonus Incentive Program (“BIP”), as further described in the “Components of our Compensation Program — Annual Cash Incentive Programs” section of this CD&A.
In fiscal year 2026, the Company achieved record revenue and adjusted EBITDA. As a result, overall performance under the fiscal year 2026 EIP had an achievement level of 190% (above target).

Long-term incentives
Maintained a performance focused equity mix of 60% performance stock units (“PSUs”) (at target) and 40% time-based restricted stock units (“RSUs”) in the long-term incentive program.
Granted PSUs with a three-year performance period of July 1, 2025 through June 30, 2028, which awards are earned based on rTSR (100%) measured against S&P Composite 1500 — Electronic Equipment Instruments & Components Index.

Fiscal year 2024 PSUs	Fiscal year 2024 PSUs were tied to performance against two equally weighted metrics (rTSR and Cash Flow from Operations). Strong shareholder returns resulted in a 200% achievement for the rTSR PSUs. The Cash Flow from Operations PSUs did not achieve the threshold performance level and resulted in zero percent payout, underscoring the program’s rigor. Each of the metrics is further described under “Components of our Compensation Program — Fiscal Year 2024-2026 PSU” section of this CD&A.
Fiscal Year 2025 Say-on-Pay Vote
The Committee reviewed the results of the fiscal year 2025 Say-on-Pay advisory vote as one of the many factors it considered. At our 2025 Annual Meeting of Shareholders, approximately 96% of the votes cast approved the compensation program described in the Company’s 2025 proxy statement. The Committee interpreted this level of support as affirmation of the design and objectives of our NEO compensation program. The Committee continues to monitor best practices among the Company’s peer group and industry standards related to executive compensation programs.

42   |   COHERENT PROXY STATEMENT 2026

II. COMPENSATION PHILOSOPHY AND OBJECTIVES

Pay-for-performance:
We aim to incentivize our executive officers by creating a strong link between their performance and compensation. We therefore base a significant portion of the total compensation packages we provide to our executive officers on measures that reflect both our short- and long-term goals and performance, as well as the executive officer’s individual performance and impact on shareholder value.

Alignment of executive officers’
interests with those of Coherent
and its shareholders:
Equity-based compensation
constitutes a significant portion of
our executive officers’ overall
compensation opportunity. The
Committee uses equity as the
form of long-term incentive
opportunities in order to
incentivize and reward executive
officers to (i) achieve multi-year
strategic goals and (ii) deliver
sustained long-term value
to shareholders.

Competitive compensation to
attract and retain talent:
To manage our business and
carry out our strategy, we seek
high-caliber executive officers
and managers who have broad range of experience, expertise,
capabilities and backgrounds.
In recruiting our executive officers
and determining competitive pay
levels, the Committee references
the amounts and compensation
structures of executive officers in
the companies in our
compensation peer group and in
industry surveys and utilizes the
services of an independent
compensation consultant.

III. COMPONENTS OF OUR COMPENSATION PROGRAM
FISCAL YEAR 2026 TARGET PAY MIX
The target pay mix supports the core principles of Coherent’s executive compensation philosophy of pay for performance and aligning executive officers’ interests with those of Coherent and its shareholders, by emphasizing both short- and long-term incentives. The Committee consistently aligns the executive officer total compensation with the Company’s strategic priorities to drive execution of our strategy.
The Committee selected the components of compensation set forth in the chart below to achieve Coherent’s executive compensation program objectives. The Committee regularly reviews all components of the program to verify that each executive officer’s total compensation is consistent with the compensation philosophy and objectives, and that each respective component is serving a purpose in supporting the execution of our strategy. The majority of each executive officer’s compensation is variable and at-risk, with a meaningful portion based on Coherent’s financial performance.

COHERENT PROXY STATEMENT 2026   |   43

Element	Description	Additional Detail
Base Salary	Fixed cash compensation. Determined based on each executive officer’s role, individual skills, experience, performance, and external market value.	Base salaries are intended to provide stable compensation to executive officers, enabling Coherent to attract and retain skilled executive talent and maintain a stable leadership team.
Short-Term Incentives: Annual Cash Incentive Opportunities
Employee Incentive Program (“EIP”) is a variable cash compensation program based on the level of achievement of pre-determined annual corporate goals.
Cash incentive payouts range from zero for below-threshold performance to a maximum cap of 200% of each NEO’s target opportunity.
To earn any payout, performance against the corporate objectives must exceed a threshold performance level.
Annual cash incentive opportunities are designed to ensure that executive officers are motivated to achieve Coherent’s annual goals; with payout levels determined based on actual financial results.
Long-Term Incentives: Annual Equity-Based Compensation
Variable equity-based compensation.
PSUs: Performance share units with three-year cliff vesting. For fiscal year 2026 grants, the vesting is tied to relative TSR performance.
RSUs: Restricted stock units with three-year ratable annual vesting tied to continued service through each annual vesting date.
Designed to motivate and reward executive officers to achieve multi-year strategic goals and to deliver sustained long-term value to shareholders, as well as to attract and retain executive officers.
BASE SALARY
Base salaries provide fixed compensation to Coherent’s executive officers and help to attract and retain the executive talent needed to lead the business and maintain a stable leadership team. Base salaries are individually determined according to each executive officer’s areas of responsibility, role and experience, and vary among executive officers based on a variety of considerations, including skills, experience, achievements, and the competitive market for the position.

44   |   COHERENT PROXY STATEMENT 2026

From time to time, the Committee considers and approves base salary adjustments for executive officers. The main considerations for a salary adjustment are similar to those used in initially determining base salaries, but may also include change in the competitive market, change of role or responsibilities, recognition for achievements or market trends.
NEO	Fiscal Year 2025 Annualized Base Salary ($)	Fiscal Year 2026 Annualized Base Salary ($)	% Change
James R. Anderson	1,060,000	1,102,400	3.8%
Sherri Luther	625,000	656,250	4.8%
Rob Beard	660,000	686,400	3.8%
Julie Eng	501,540	551,694	9.1%
Jeffrey Place	—	550,000	NA
Giovanni Barbarossa	660,400	680,212	2.9%
ANNUAL CASH INCENTIVE PROGRAMS
Beginning in fiscal year 2026, the Company implemented a single consolidated cash incentive program, the Employee Incentive Program (“EIP”), which replaced the Company’s prior GRIP and broader-based BIP. The Committee believes this streamlined structure provides a more consistent and transparent framework for aligning annual incentives with Company performance across the organization to foster a shared mindset and accountability for performance results.
The EIP is the annual cash-based incentive program that rewards our NEOs for the achievement of key short-term objectives. The structure of the annual cash program incentivizes NEOs to achieve annual financial results that the Committee views as critical to the execution of our business strategy, with the intent ultimately of increasing shareholder value.
In the Committee’s view, the most senior executive officers have the greatest responsibility for the performance of the Company, and consequently, the annual incentive opportunities for such executive officers utilize only pre-established objective Company performance measures, with no individual discretionary component.
For fiscal year 2026, the Committee, in consultation with its independent compensation consultant, approved a market-based adjustment to Mr. Anderson’s target annual cash incentive opportunity to maintain competitive market positioning relative to the revised 2026 Peer Group. Target annual cash incentive opportunities for the other NEOs, expressed as a percentage of base salary, remained unchanged from the prior year.
TARGET ANNUAL CASH INCENTIVE OPPORTUNITIES
NEO	Fiscal Year 2025 Target Cash Incentive Opportunity (%)	Fiscal Year 2026 Target Cash Incentive Opportunity (%)
Jim Anderson	150%	165%
Sherri Luther	85%	85%
Rob Beard	85%	85%
Julie Eng	85%	85%
Jeffrey Place	85%	85%
Giovanni Barbarossa	85%	85%

COHERENT PROXY STATEMENT 2026   |   45

The Committee selected the following two financial measures, each weighted at 50% of the total EIP opportunity, because it believes that these metrics provide a balanced measure of Coherent’s ability to deliver growth, profitability and long-term shareholder value:
•
Revenue (50%): The Committee selected Revenue to focus management on delivering profitable top line growth, a key strategic priority and leading indicator of the Company’s operating performance and long-term value creation.

•
Adjusted EBITDA (50%): The Committee selected Adjusted EBITDA to incentivize operating profitability, generate the cash flow necessary to support continued investment in growth and reduce leverage, furthering our debt repayment strategy.

For the purposes of the EIP, “Revenue” is defined as the amount reported in our audited financial statements. “EBITDA” is defined as earnings before interest expense, interest income, income taxes, depreciation and amortization. Adjusted EBITDA excludes non-GAAP adjustments for share-based compensation, certain restructuring, integration, and transaction expenses, and the impact of foreign currency exchange gains and losses. Restructuring charges include severance, non-cash impairment charges for production assets and improvements on leased facilities, and other costs related to the restructuring plans. Integration, site consolidation and other costs include retention and severance payments, expenses not included in restructuring charges related to site closures as well as other integration costs related to the acquisition of Coherent, Inc. Start-up costs in operating expenses were related to the start-up of new devices for new customer applications.
Adjusted EBITDA is an adjusted non-GAAP financial measurement that is considered by management to be useful in measuring the profitability between companies within the industry by reflecting operating results of the Company excluding non-operating factors. There are limitations associated with the use of non-GAAP financial measures, including that such measures may not be entirely comparable to similarly titled measures used by other companies, due to potential differences among calculation methodologies. Thus, there can be no assurance whether (i) items excluded from the non-GAAP financial measures will occur in the future or (ii) there will be cash costs associated with items excluded from the non-GAAP financial measures. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by providing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures. Investors should consider adjusted measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.
For more information on the non-GAAP measures we use for our compensation performance metrics and how such non-GAAP measures are calculated, please see the earnings press release furnished with our Current Report on Form 8-K filed with the SEC on August 12, 2026. For a reconciliation of these non-GAAP measures to their most directly comparable financial measures calculated and presented in accordance with GAAP, please see the Appendix hereto.
THRESHOLD, TARGET AND MAXIMUM PERFORMANCE LEVELS
In the first quarter of fiscal year 2026, the Committee approved threshold, target and maximum performance levels for fiscal year 2026 based on the Company’s annual business plan. In setting these goals, the Committee took into account various factors, including forecasted growth levels for the global economy, for the geographic areas where the Company operates and for our product markets. The targets were designed to be challenging but achievable, requiring strong execution to deliver meaningful growth and profitability while appropriately reflecting the opportunities and risks incorporated in the Company’s business plan.
PAYOUT LEVELS
Payouts are determined based on actual performance relative to the pre-established goals, using payout curves approved by the Committee for the Revenue and the Adjusted EBITDA metrics, with payouts ranging from 0% for below-threshold performance to a maximum of 200% of target for performance at or above the maximum level.

46   |   COHERENT PROXY STATEMENT 2026

FISCAL YEAR 2026 ACHIEVEMENT
Performance Metric	Relative Weighting (%)	Threshold 75% of target payout ($ million)	Target 100% of target payout ($ million)	Maximum 200% of target payout ($ million)	Actual Achievement Including Approved Adjustments ($ million)	Weighted Payout (%)
Revenue	50	4,777.5	6,370.0	7,325.5	7,287.9	190%
Adjusted EBITDA	50	1,162.5	1,550.0	1,782.5	1,744.7	190%
Total Weighted Payout						190%
PAYOUT DETERMINATION
In the first quarter of fiscal year 2026, the Committee certified achieved performance levels relative to the targets to determine the respective payout levels.
The total payout under the EIP annual cash incentive program for each NEO for fiscal year 2026 is reflected in the table below.
NEO	Fiscal Year 2026 Base Salary ($)	Fiscal Year 2026 EIP Target Cash Incentive Opportunity (as a % of Base Salary) (%)	Target Incentive ($)	Performance Attainment (%)	Total Fiscal Year 2026 EIP Cash Incentive Payout Amount ($)
Jim Anderson	1,102,400	165%	1,818,960	190%	3,456,024
Sherri Luther	656,250	85%	557,813	190%	1,059,844
Rob Beard	686,400	85%	583,440	190%	1,108,536
Julie Eng	551,694	85%	468,940	190%	890,986
Jeffrey Place	550,000	85%	467,500	190%	888,250
Giovanni Barbarossa	680,212	85%	578,180	190%	1,098,542

COHERENT PROXY STATEMENT 2026   |   47

LONG-TERM INCENTIVES
The third and largest component of the Coherent executive compensation program is long-term equity incentives. Long-term equity incentive awards are prospective in nature and intended to tie a substantial portion of an executive’s pay to creating long-term shareholder value. The Committee designed the long-term incentive opportunity to motivate and reward Coherent’s executive officers to achieve multi-year strategic goals and to deliver sustained long-term value to shareholders. The long-term incentives create a strong link between payouts and performance, and alignment between the interests of executive officers and the interests of Coherent’s shareholders. Long-term equity incentives also promote retention as executive officers will only receive value if they remain employed over the required term, and they foster an ownership culture among Coherent’s executive officers by making them shareholders with a personal stake in the value they create.
EQUITY VEHICLES AND MIX: PSUS AND RSUS
The mix of long-term incentives granted to the NEOs in fiscal year 2026 is shown below:
Equity Vehicle	Fiscal Year 2026 Allocation	Vesting Period	How Value is Delivered	Rationale for Use
PSUs	60%	3-year cliff	Fiscal Year 2026-2028 Relative TSR (100%) measured against S&P Composite 1500 – Electronic Equipment Instruments & Components Index	• TSR ties executive officer compensation to shareholder value creation • Use of relative TSR incentivizes outperformance relative to the industry index
RSUs	40%	1/3-vest on 1st anniversary with the remainder vesting ratably over the following 8 quarters.	Value of stock	• Aligns with shareholders • Promotes retention
The Committee structured the mix of equity vehicles and the relative weight assigned to each type of award for the following reasons: 1) to motivate relative stock price outperformance over the long term through the PSUs, and 2) to ensure some amount of value delivery through the RSUs, which are complementary because they have upside potential but deliver some value even during periods of stock price underperformance, while also reinforcing an ownership culture and commitment to Coherent.
LONG TERM INCENTIVE OPPORTUNITIES
The Committee established fiscal year 2026’s long-term incentives for the NEOs in August 2025. In setting long-term incentive opportunities, the Committee considered the following:
•
the values of, allocations to, and proportion of total compensation represented by, the long-term incentive opportunities at the peer group companies;

•
individual performance and criticality of, and expected future contributions of the NEO;

•
time in role, skills and experience; and

•
retention considerations.

48   |   COHERENT PROXY STATEMENT 2026

FISCAL YEAR 2026 GRANTS OF PSUS AND RSUS
As described above, the Committee established the mix of equity vehicles for fiscal year 2026 as 60% PSUs / 40% RSUs for the NEOs.
To determine the target number of PSUs and RSUs, the approved target value for the long-term incentive opportunities as approved by the Committee is divided by the average closing stock price during the calendar month prior to the grant (July 2025). The resulting number of shares is then allocated between PSUs and RSUs based on the approved award mix.
The PSUs issued in fiscal year 2026 had a three-year performance period, beginning July 1, 2025 and ending June 30, 2028. The Committee approved relative Total Shareholder Return (TSR) as the performance metric for the fiscal year 2026-28 performance period, which measures Coherent’s TSR relative to companies in the S&P Composite 1500 — Electronic Equipment, Instruments & Components Index.
•
By comparing Coherent’s performance to that of similar companies facing comparable conditions, the metric is designed to reward NEOs for delivering shareholder returns that equal or exceed industry peers. The Committee determined to use percentile rank as it aligns with the prevailing practice among our peer group and incentivizes successful execution of strategic initiatives to achieve relative outperformance.

•
The Committee selected the S&P Composite 1500 — Electronic Equipment, Instruments & Components Index as the relevant index because it comprises a large set of comparable companies that are similar in size to Coherent.

The actual number of PSUs earned will be determined based on Coherent’s percentile rank relative to the TSRs of the companies in the index, as outlined in the table below.
Performance Level	TSR Percent Rank	Earned Percentage
Below Threshold	Below 25th Percentile	0%
Threshold	25th Percentile	50%
Target	50th Percentile	100%
Maximum	75th Percentile and above	200%
Linear interpolation will be used to determine payout levels if the actual performance falls between threshold and target performance levels and target and maximum. To achieve a threshold payout, TSR must rank at or above the 25th percentile. The number of PSUs earned is capped at 100% of target if Coherent’s absolute TSR is negative, regardless of relative performance.
The Committee views the use of the TSR metric as appropriate, as it directly links executive compensation to shareholder value creation and aligns the interests of executive officers with those of Coherent and its shareholders. It also ensures that PSUs are more closely tied to performance across varying economic cycles.
The PSUs cliff vest at the end of the three-year performance period, without interim vesting opportunities. The RSUs vest one-third (1/3) on the first anniversary of the grant date with the remainder vesting ratably over the following eight quarters.

COHERENT PROXY STATEMENT 2026   |   49

FISCAL YEAR 2026 GRANTS
NEO	Target Value2 ($)	PSUs ($)	PSUs (#)	RSUs ($)	RSUs (#)
Jim Anderson	16,500,000	9,900,000	102,199	6,600,000	68,133
Sherri Luther	3,800,000	2,280,000	23,537	1,520,000	15,692
Rob Beard	3,500,000	2,100,000	21,679	1,400,000	14,453
Julie Eng1	8,500,000	7,100,000	73,295	1,400,000	14,453
Jeffrey Place	4,000,000	2,400,000	24,776	1,600,000	19,525
Giovanni Barbarossa	2,800,000	1,680,000	17,343	1,120,000	11,562

1.
Includes a one-time performance-based retention award valued at $5,000,000 for Dr. Eng as further described below.

2.
Represents the amounts approved and intended by the Committee, which differ from the grant date fair value reflected in the summary compensation table. The grant date fair value reflected in the summary compensation table is based on the thirty-day trailing average closing price for RSUs and a Monte Carlo simulation calculated in accordance with FASB ASC Topic 718 for PSUs.

Special Performance-Based Retention Award for Dr. Eng
In August 2025, the Committee approved a one-time special retention award for Dr. Eng, with a grant-date fair value of $5.0 million. The award consists entirely of performance-based stock units that can be earned in August 2028, subject to achievement of the applicable performance objectives and Dr. Eng’s continued employment through the vesting date. The award was designed to reinforce Dr. Eng’s continued leadership of critical technology initiatives and commercialization priorities as Coherent continues to develop and commercialize key products in its technology portfolio. Fifty percent of the award is tied to the public demonstration of specific products by the end of calendar 2026, with the remaining 50% tied to the commercialization of the same products by the end of calendar 2027. The rigorous, time-bound objectives directly support Coherent’s technology roadmap and commercialization priorities.
In approving the award, the Committee considered Dr. Eng’s critical role in advancing Coherent’s technology roadmap, and the importance of retaining her leadership through the pivotal milestones. The Committee also considered the strong external demand and career opportunities available for proven technology leaders with expertise in AI infrastructure and optical networking. The Committee determined that this targeted, performance-based retention opportunity was reasonable, appropriately supporting leadership continuity and aligning Dr. Eng’s interests with the achievement of these critical technical and commercial milestones.
FISCAL YEAR 2024-2026 PSUs
In fiscal year 2024, the Committee granted PSUs with performance-based vesting requirements for the three-year performance period encompassing fiscal years 2024-2026. The fiscal year 2024 PSUs were based on two performance metrics; fifty percent (50%) based on cumulative Relative TSR and fifty percent (50%) based on cash flow from operations. The comparator group for the Relative TSR PSUs was the S&P Composite 1500 — Electronic Equipment, Instruments & Components (Industry) Index. Cash flow from Operations was measured as reported in the Company’s financial statements for the three-year performance period.

50   |   COHERENT PROXY STATEMENT 2026

Cumulative rTSR	Payout vs. Target
Below the S&P Composite 1500 – Electronic Equipment, Instruments & Components 25th percentile	0%
Between S&P Composite 1500 – Electronic Equipment, Instruments & Components 25th to 50th percentile	50.00% to 99.99%
Equal to the S&P Composite 1500 – Electronic Equipment, Instruments & Components 50th percentile	100%
Between S&P Composite 1500 – Electronic Equipment, Instruments & Components 50th to 75th percentile	100.01% to 199.99%1
S&P Composite 1500 – Electronic Equipment, Instruments & Components 75th percentile or greater	200%1

1.
If there is a negative cumulative rTSR for the performance period, and cumulative rTSR is above Market 50th Percentile, the percentage of the Target Award is capped at 100.00% of target.

Based on the three-year performance period ending with fiscal year 2026, Coherent’s TSR was 766.39%, which ranked at the ninety seventh percentile relative to the comparison index. In accordance with the payout scale described above, the Committee reviewed and certified that the rTSR PSUs for the fiscal year 2024-2026 performance period were earned at 200% of target. The Committee then applied this payout percentage to the target number of PSUs originally granted to determine the numbers of PSUs earned, which were as follows:
NEO1	Target rTSR PSUs Granted (#)	rTSR PSUs Earned (#)
Julie Eng	5,980	11,960
Giovanni Barbarossa	13,155	26,310

1.
Mr. Anderson, Ms. Luther, and Mr. Beard joined the Company in 2024 and did not participate in the 2024-2026 PSUs. Mr. Place joined the Company in 2025 and did not participate in the 2024-2026 PSUs.

Cash Flow from Operations	Units Earned as a Percentage of Target Award
If Coherent Consolidated Cash Flow from Operations is less than 79.99% of the Cash Flow Target	0%
If Coherent Consolidated Cash Flow from Operations is greater than or equal to 80.00% and less than 100.00% of the Cash Flow Target	50.00% to 99.99%
If Coherent Consolidated Cash Flow from Operations equals 100.00% of the Cash Flow Target	100%
If Coherent Consolidated Cash Flow from Operations is greater than 100.00% and less than 140.00% of the Cash Flow Target	100.01% to 199.99%1
If Coherent Consolidated Cash Flow from Operations is greater than or equal to 140.00% of the Cash Flow Target	200%1

COHERENT PROXY STATEMENT 2026   |   51

Based on the three-year performance period ending with fiscal year 2026, Coherent’s cash flow from operations was $1,258.8 million, which was below the threshold performance $2,784.2 million. In accordance with the payout scale described above, the Committee reviewed and certified that the consolidated cash flow from operations PSUs for the fiscal 2024-2026 performance period did not reach the required threshold and therefore were not earned.
NEO1	Target Cash Flow PSUs Granted (#)	Cash Flow PSUs Earned (#)
Julie Eng	5,979	0
Giovanni Barbarossa	13,154	0

1.
Mr. Anderson, Ms. Luther, and Mr. Beard joined the Company in 2024 and did not participate in the 2024-2026 PSUs. Mr. Place joined the Company in 2025 and did not participate in the 2024-2026 PSUs.

52   |   COHERENT PROXY STATEMENT 2026

IV. COMPENSATION DETERMINATION PROCESS AND GOVERNANCE
Coherent assesses the effectiveness of the executive compensation program on an ongoing basis and reviews risk mitigation and governance matters, which includes the following best practices:
What We Do
Pay for Performance	The majority of total target compensation opportunity for our NEOs is variable and at-risk.
Balance Short- and Long-Term Compensation	The allocation of incentives among the annual incentive programs and the long-term incentive plan does not over-emphasize short-term performance at the expense of achieving long-term goals.
Combination of Balanced Performance Metrics	We use differentiated financial performance metrics in our annual incentive programs for executive officers.
Independent Compensation Consultant	The Committee has engaged an independent compensation consultant to provide information and advice for use in designing our executive compensation program.
Peer Data	We develop a peer group of companies based on industry, revenue, and market capitalization to reference for compensation decisions.
Cap Bonus Payouts; Fixed Equity Grants	Our annual incentive programs have an upper limit on the amount of cash that may be earned. The maximum number of PSUs that may be earned is fixed at the time of grant.
Double Trigger Change-in-Control Provisions
If there is a change in control, outstanding equity awards that are assumed by a buyer will vest only if there is both a change-in-control and an involuntary termination of employment (a “double trigger”).

Stock Ownership Guidelines	Our executive officers and directors are required to maintain certain levels of stock ownership.
Annual Say-on-Pay Vote	We conduct an annual advisory say-on-pay vote on our NEO compensation.
Shareholder Engagement	We are committed to ongoing engagement with our shareholders regarding matters such as executive compensation, corporate governance, and sustainability priorities.
Compensation Risk Assessment	We conduct a compensation risk assessment to ensure that our compensation programs do not present any risks that are reasonably likely to have a material adverse effect on the Company.
Clawback Policy	We maintain a clawback policy designed to recoup incentive compensation paid to executive officers based on erroneously prepared financial statements.

COHERENT PROXY STATEMENT 2026   |   53

What We Don’t Do
No Repricing of Underwater Stock Options	Our equity plan does not permit the repricing of stock options where the strike price exceeds the then-current fair market value without shareholder approval.
No Hedging or Pledging of Company Securities	We prohibit executive officers and non-employee directors from engaging in hedging, pledging or short sale transactions in Company securities.
No Dividends on Unearned Awards	Under our equity plan, we do not pay dividends or dividend equivalents on shares that a participant has not yet earned or that have not vested.
Limited Perquisites	We do not provide excessive perks or personal benefits to executive officers.
No Excise Tax Gross-Ups	We do not provide excise tax gross-ups on severance pay to executive officers.
No Guaranteed Bonuses	We do not provide guaranteed performance bonuses to our executive officers in our regular annual program.
No Backdating or Discounting Stock Options	We do not backdate stock options or provide discounted stock options.
ROLE OF THE COMMITTEE
The Committee establishes the compensation philosophy and objectives, determines the structure, components and other elements of executive compensation, and reviews the compensation of the NEOs and recommends it for approval by the Board of Directors.
The Committee structures the executive compensation program to accomplish articulated compensation objectives in light of the compensation philosophy described above.
In accordance with its charter, the Committee establishes total compensation for the CEO (generally at the beginning of the fiscal year). The Committee reviews and evaluates the performance of the CEO and develops base salary and incentive compensation recommendations for the Board to consider. The CEO did not play any role with respect to any matter affecting his own compensation and was not present when the Committee discussed and formulated its recommendation for his compensation.
With the input of the CEO, the Committee also established the compensation for all the other executive officers. As part of this process, the CEO evaluated the performance of the other executive officers and made recommendations to the Committee regarding the compensation of each executive officer. The Committee gave significant weight to the CEO’s recommendations considering his greater familiarity with the day-to-day performance of his direct reports and the importance of incentive compensation in driving the execution of managerial initiatives developed and led by Mr. Anderson. Nevertheless, the Committee and the Board made the ultimate determinations regarding the compensation for the executive officers.
Pursuant to its charter, the Committee is permitted to delegate its authority to the CEO to make certain equity grants to employees who are not Section 16 officers, its administrative duties with respect to certain retirement plans and the development of agendas and minutes.
ROLE OF THE INDEPENDENT COMPENSATION CONSULTANT
The Committee recognizes the importance of obtaining objective, independent expertise and advice in carrying out its responsibilities. The Committee has the power to retain an independent compensation consultant to assist in the performance of its duties and responsibilities.
The Committee has retained the services of Compensia, Inc. (“Compensia”) as its independent compensation consultant since June 2025. Compensia reports directly to the Committee, and the Committee had the sole authority to retain, terminate

54   |   COHERENT PROXY STATEMENT 2026

and obtain the advice of independent advisors at Coherent’s expense. Representatives of Compensia, as applicable, met informally with the Chair of the Committee and formally with the full Committee during its regularly scheduled meetings, including in executive sessions without management present from time to time.
In fiscal 2026, the Committee worked with Compensia to provide a competitive market analysis of the base salary, annual cash incentive awards and long-term incentive compensation of our executive officers compared against the compensation peer group, report on share utilization, assess compensation risk and review other market practices and trends and regulatory developments. While the Committee took into consideration the review and recommendations of Compensia when making decisions about the executive compensation program, ultimately, the Committee made its own independent decisions about compensation matters.
The Committee assessed the independence of Compensia pursuant to SEC and NYSE rules. In doing so, the Committee considered each of the factors set forth by the SEC and the NYSE with respect to a compensation consultant’s independence, including the fact that neither consultant provided other services to the Company. The Committee also considered the nature and amount of work performed for the Committee and the fees paid for those services in relation to each firm’s total revenues. Based on its consideration of the foregoing and other relevant factors, the Committee concluded that there were no conflicts of interest, and that Compensia is independent.
EXECUTIVE COMPENSATION COMPETITIVE MARKET INFORMATION
Each year, the Committee reassesses the group of peer companies used as a reference point for evaluating executive compensation to ensure its continued appropriateness.
In making determinations about executive compensation, the Committee believes that obtaining relevant market data is important, because it serves as a reference point for making decisions and provides helpful context. When making decisions about the structure and component mix of the executive compensation program, the Committee considers the structure and components of, and the amounts paid under, the executive compensation programs of other comparable peer companies, as derived from public filings and other sources.
The Committee, with the assistance of Compensia, developed a peer group in the second half of fiscal year 2025. The criteria used to determine the peer group generally included: companies in the electronic components sector; revenue in the range of approximately 1/3 to 3 times Coherent’s revenue; and market capitalization in the range of 1/4 to 4 times Coherent’s market capitalization.
Based on these criteria and considerations, the peer group that was used to inform fiscal year 2026 executive compensation decisions, as approved by the Committee, consisted of the following 20 companies:
Fiscal Year 2026 Peer Group
Akamai Technologies (AKAM)	KLA Corporation (KLAC)	Qorvo, Inc. (QRVO)
Arista Networks, Inc. (ANET)	Lumentum Holdings, Inc. (LITE)	Skyworks Solutions, Inc. (SWKS)
Ciena Corporation (CIEN)	Marvell Technology (MRVL)	Teradyne (TER)
Corning Incorporated (GLW)	MKS Instruments, Inc. (MKSI)	Trimble Inc. (TRMB)
Entegris, Inc. (ENTG)	NetApp (NTAP)	Twilio (TWLO)
F5 (FFIV)	ON Semiconductor Corporation (ON)	Zebra Technologies Corporation (ZBRA)
Keysight Technologies, Inc. (KEYS)	Pure Storage (P)
Based on the financial data as of June 30, 2025 used in the peer group review, Coherent ranked at the 72nd percentile for revenue and the 23rd percentile for 30-day market capitalization among the peer group.

COHERENT PROXY STATEMENT 2026   |   55

The Committee believes that the peer group’s compensation practices provide appropriate compensation reference points for determining the fiscal year 2026 compensation for Coherent’s NEOs. Consistent with best practices for corporate governance, the Committee intends to review the peer group annually.
V. ADDITIONAL COMPENSATION POLICIES AND PRACTICES
We generally provide our NEOs the same benefits we provide to all employees, including certain health and welfare benefits and a 401(k) retirement savings plan. In addition, we provide our NEOs with certain additional benefits intended to be competitive with the practices of companies in our peer group.
401(k) Plan. The Company maintains the Coherent Corp. 401(k) Profit Sharing Plan (the “401(k) Plan”), which covers substantially all U.S. employees of the Company, including the NEOs. The 401(k) Plan is a voluntary contributory plan under which employees may elect to defer compensation. The Company makes matching contributions up to 4% of the employee’s individual earnings, subject to limitations under federal tax rules. Additionally, the Company may make discretionary profit-sharing contributions for employees under the 401(k) Plan, and the Company made such contributions to certain employees for the most recent fiscal year. Company contributions to NEO accounts under the 401(k) Plan are set forth in the “All Other Compensation” column of the Summary Compensation Table.
Deferred Compensation. The Coherent Corp. Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”) is designed to allow executive officers and certain other employees of the Company to defer receipt of compensation for retirement or other qualified purposes. The Deferred Compensation Plan provides the NEOs the opportunity to defer compensation when they are not able to take full advantage of the 401(k) Plan because of tax rules limiting contributions. In addition, the Company makes matching contributions under the Deferred Compensation Plan to make up for the limitations on matching contributions under the 401(k) Plan that are imposed by tax rules. For a description of the Deferred Compensation Plan and more information regarding the amounts deferred under the Deferred Compensation Plan, see the “Nonqualified Deferred Compensation for Fiscal Year 2026” section of this proxy statement.
Severance and Change in Control. To enable us to offer competitive total compensation packages to our senior leaders, including our executive officers, as well as to promote their ongoing retention when considering potential transactions that may create uncertainty as to their future employment with us, we offer certain post-employment payments and benefits to such employees, including the NEOs, upon the occurrence of specified events, including upon involuntary termination and upon certain terminations in connection with a change in control of the Company.
Executive Severance Plan. The Executive Severance Plan provides severance benefits upon a qualifying termination of employment to selected employees of the Company. The Executive Severance Plan also contains certain non-duplication provisions such that the severance payments and benefits under the Executive Severance Plan are offset or reduced by any severance payments and benefits that otherwise would be received by an executive under the terms of any other agreement, policy, or plan maintained by the Company that provides for severance benefits. For fiscal year 2027, participation agreements for our NEO’s (other than our CEO) have been updated after consultation with the Committee’s independent compensation consultant, to provide severance benefits more aligned with market severance provisions. A summary description of the Executive Severance Plan is included in the “Potential Payments Upon Termination and/or Change in Control” section of this proxy statement.
Change in Control. The Committee believes that the long-term interests of Coherent shareholders are best served by providing reasonable income protection, equity acceleration and other severance benefits for senior leaders, including our NEOs, to address potential change in control situations in which they may otherwise be distracted by their potential loss of employment in the event of a successful transaction. These are “double trigger” arrangements — i.e., severance benefits under these arrangements are only triggered by a qualifying event that also resulted in the executive’s termination of employment under certain specified circumstances within three months before through two years following the event. The Company does not provide tax gross-ups on any excise taxes that may be triggered by change in control payments.

56   |   COHERENT PROXY STATEMENT 2026

For additional information on payments on termination of employment or change in control, please refer to the “Potential Payments Upon Termination and/or Change in Control” section of this proxy statement.
Employment Agreements. Mr. Anderson has an offer letter that provides for severance benefits. A summary description of Mr. Anderson’s severance benefits is included in the “Potential Payments upon Change in Control and Employment Termination” section of this proxy statement.
Health and Welfare Benefits. Coherent offers broad-based medical, dental, vision, life, and disability plans to all employees.
Perquisites and Other Personal Benefits. The Company provides limited perquisites or personal benefits to its NEOs. The perquisites and personal benefits summarized above were provided because Coherent believed that they supported executive officers, served a necessary business purpose, and the related amounts of compensation were not material to the overall executive compensation program. The costs of these items are reported in the Summary Compensation Table.
Employee Stock Purchase Plan. Pursuant to our employee stock purchase plan, our employees, including each of our NEOs, have an opportunity to purchase our common stock at a discount on a tax-qualified basis through payroll deductions. The employee stock purchase plan is designed to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. The purpose of the employee stock purchase plan is to encourage our employees, including our named executive officers, to become our shareholders and better align their interests with those of our other shareholders.
CLAWBACK POLICY
In accordance with Section 10D of the Securities Exchange Act of 1934, Rule 10D-1 promulgated thereunder, and the listing standards of the New York Stock Exchange, the Company adopted a Compensation Recovery (“Clawback”) Policy to comply with the same as of October 2, 2023 (the “Clawback Policy”). The Clawback Policy requires the Company to recover from covered executive officers the amount of erroneously awarded compensation resulting from an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws. The Clawback Policy supersedes and replaces the Company’s prior compensation recovery policy for incentive-based compensation received from and after October 2, 2023. Under that prior policy, which still applies to incentive-based compensation received before October 2, 2023, if the Company must restate its financial statements due to material non-compliance with any financial reporting requirements, any current or former executive officer or other employee of the Company (i) who received incentive compensation based on financial information that is subject to restatement, and (ii) whose gross negligence, fraud or misconduct caused or contributed to the non-compliance resulting in the restatement, would be required to reimburse the Company for any incentive compensation received in excess of what they would have received under the restatement. In addition, if the Board in its sole judgment determines that the gross negligence, fraud or misconduct by a current or former executive officer or other employee caused or contributed to the need for the restatement, then under the prior policy such person would be required to repay the net profits realized from any sales of shares of Common Stock that were received as incentive compensation based on the restated financial statements.
EXECUTIVE STOCK OWNERSHIP GUIDELINES
The Committee believes that Coherent and its shareholders are best served when executive officers manage the business with a long-term perspective. As such, Coherent has implemented executive stock ownership guidelines, as Coherent believes stock ownership is an important tool to strengthen the alignment of interests among executive officers and shareholders, to reinforce executive officers’ commitment to Coherent and to demonstrate Coherent’s commitment to sound corporate governance. For purposes of the guidelines, stock held and time-based RSUs count; unexercised options, vested and unvested options and unearned performance-based shares or units do not count. This policy requires our CEO to own Common Stock and RSUs having an aggregate value of at least three times his annual base salary, and our other executive officers to own Common Stock and RSUs having an aggregate value at least equal to their annual base salary. The guidelines have a phase-in period to allow newly hired or promoted executives to acquire the requisite share levels over a period of three years. All of our current NEOs are in compliance with our stock ownership guidelines or fall within the period to attain the guideline level of stock ownership.

COHERENT PROXY STATEMENT 2026   |   57

Executive Officer	Multiple of Base Salary Requirement
Chief Executive Officer	Three times
Other Executive Officers	One time
ANTI-HEDGING AND ANTI-PLEDGING POLICY
To further demonstrate the Company’s commitment to align the interests of our officers and directors with those of our shareholders, the Board has adopted a policy which prohibits hedging or pledging of Company stock by members of our Board and executive officers, including a prohibition on holding shares in a margin account.
RISKS IN COMPENSATION PROGRAMS AND PRACTICES
The Committee periodically reviews our compensation policies and practices to ensure that they do not encourage our executives or other employees to take excessive risks or emphasize short-term results at the expense of long-term shareholder value. Based on its review, the Committee believes that risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
TIMING OF EQUITY AWARDS
Grants of equity awards to our executive officers are generally determined and approved at our pre-scheduled quarterly Committee meetings whenever practicable, and the awards are granted in accordance with our equity grant policies and processes. In addition, the Committee approves the annual equity refresh grants, including performance-based awards, in the first quarter of each year. However, the Committee may otherwise approve the grant of equity awards outside of a pre-scheduled meeting in connection with a new hire, promotion, and other circumstances where the Committee deems it appropriate to make such grants.
TAX CONSIDERATIONS: SECTION 162(M)
Section 162(m) of the Code generally provides that publicly held companies may not deduct compensation paid to certain of their top executive officers to the extent that such compensation exceeds $1 million per officer in any given year. While the Committee considers the deductibility of awards as one factor in determining executive compensation, the Committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the compensation is not deductible by us for tax purposes.
ACCOUNTING FOR STOCK-BASED COMPENSATION
We follow Financial Accounting Standards Board ASC Topic 718 for our stock-based compensation awards. In accordance with ASC Topic 718, stock-based compensation cost is measured at the grant date, or with respect to performance-based awards, the service inception date, based on the estimated fair value of the awards using a variety of assumptions. This calculation is performed for accounting purposes and, as applicable, reported in the compensation tables, even though recipients may never realize any value from their awards. We record this expense on an ongoing basis over the requisite employee service period. Accounting rules also require us to record cash compensation as an expense at the time the obligation is incurred.

58   |   COHERENT PROXY STATEMENT 2026

FISCAL YEAR 2027 PROGRAM UPDATES
Fiscal Year 2027 Special Performance Stock Unit Awards
As disclosed in the Company’s Form 8-K, filed on August 31, 2026, the Committee approved special incentive awards for key members of Coherent’s leadership team, including James R. Anderson, Chief Executive Officer; Sherri Luther, Chief Financial Officer; Julie Eng, Chief Technology Officer and Executive Vice President, Optical Components; Rob Beard, Chief Strategy and Legal Affairs Officer; and Jeffrey Place, Chief Supply Chain Officer. These awards consist entirely of PSUs, with vesting tied to the achievement of significant share price growth milestones, satisfaction of a relative total shareholder return hurdle and a continued service requirement through 2030. The Awards were granted pursuant to and under the Coherent Corp. Omnibus Incentive Plan, as amended and restated.
The grant date fair value of the fiscal year 2027 PSUs and full details of the incentive program will be reflected in our 2027 proxy statement, including fiscal year 2027 Summary Compensation Table and in the Grants of Plan-Based Awards Table for our 2027 annual meeting of shareholders.

COHERENT PROXY STATEMENT 2026   |   59

COMPENSATION AND HUMAN CAPITAL COMMITTEE REPORT
The Compensation and Human Capital Committee has:
(1)
reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management; and

(2)
based on the review and discussions referred to in paragraph (1) above, recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The foregoing report of the Compensation and Human Capital Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.
Compensation and Human Capital Committee
Michelle Sterling, Chair
Stephen Pagliuca
Elizabeth A. Patrick
Sandeep Vij
Howard H. Xia

60   |   COHERENT PROXY STATEMENT 2026

SUMMARY COMPENSATION TABLE
The following table summarizes the total compensation of the NEOs for the fiscal years 2026, 2025 and 2024. All footnote references and explanatory statements relate to fiscal year 2026, unless otherwise noted.
Name and Principal Position	Year	Salary ($)	Stock Awards ($)1,2	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)3	All Other Compensation ($)4	Total ($)
James R. Anderson Chief Executive Officer and President	2026	1,094,246	23,779,354	—	3,456,024	20,048	28,349,672
	2025	1,060,000	—	—	2,654,558	8,377	3,722,935
	2024	81,538	100,915,375	—	—	500,096	101,497,009
Sherri Luther Chief Financial Officer and Treasurer	2026	650,240	4,786,469	—	1,059,844	15,814	6,512,367
	2025	435,096	28,692,017	—	874,563	516,953	30,518,629
Rob Beard Chief Legal and Global Affairs Officer and Secretary	2026	681,323	4,408,601	—	1,108,536	13,060	6,211,520
	2025	444,231	13,173,670	—	923,538	36,372	14,577,811
Julie Eng Chief Technology Officer	2026	542,049	9,322,444	—	890,986	21,492	10,776,971
	2025	497,831	4,222,174	—	701,805	22,139	5,443,949
Jeffrey Place Chief Supply Chain Officer	2026	537,308	5,157,561	—	888,250	170,703	6,753,822
Giovanni Barbarossa5 Former Chief Strategy Officer	2026	676,402	3,526,815	—	1,098,542	20,774	5,322,533
	2025	655,515	3,351,054	—	917,223	59,550	4,983,342
	2024	635,000	2,283,441	—	188,388	58,292	3,165,122

1.
Represents the aggregate grant date fair value of RSUs, and PSUs awarded by the Company during the fiscal years presented, computed in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures). The assumptions used by the Company in calculating these amounts are incorporated herein by reference to Note 13 to the Company’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the fiscal year that ended on June 30, 2026. For RSUs, the grant date fair value was computed based on the closing price of the Common Stock on the date of grant, multiplied by the number of shares awarded.

2.
The grant date fair value of the PSU awards included in this column was calculated based on the estimate of aggregate compensation expense to be recognized over the service period, excluding the effect of estimated forfeitures. For the fiscal year 2026 PSUs, which have a single rTSR metric, this was calculated based on a Monte Carlo simulation fair value as of the grant date. This amount was $139.89 per share for the awards granted to the NEOs on August 28, 2025 and $169.21 per share for the award granted to James Anderson on August 28, 2025. Please refer to the “Compensation Discussion and Analysis” section of this proxy statement for the target value approved by the Committee.

3.
Amounts reflect the cash awards earned by our NEOs under our annual cash incentive program, EIP, which is discussed in further detail in the “Compensation Discussion and Analysis” section of this proxy statement.

COHERENT PROXY STATEMENT 2026   |   61

4.
Amounts reflect premiums paid for life and disability insurance and the Company’s contributions under the Company’s 401(k) retirement plan, which is qualified under Section 401(a) of the Code, and the Deferred Compensation Plan, a non-qualified deferred compensation plan for certain management and certain other highly compensated employees. The Company contributions are matching contributions earned in fiscal year 2026 for the 2025 calendar year.

Name	Fiscal Year	Company Matching Contribution to 401k Plan ($)	Company Discretionary Retirement Plan Contribution ($)	Company Contribution to Deferred Contribution Plan ($)
James R. Anderson	2026	18,806	—	—
Sherri Luther	2026	12,250	—	—
Rob Beard	2026	12,250	—	—
Julie Eng	2026	15,049	—	—
Jeffrey Place	2026	19,461	—	—
Giovanni Barbarossa	2026	11,963	—	—

5.
Dr. Barbarossa was no longer an executive officer as of May 20, 2026.

62   |   COHERENT PROXY STATEMENT 2026

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2026
The following table sets forth each annual, non-equity cash incentive award and long-term equity-based award granted to the NEOs in fiscal year 2026.
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards1			Estimated Future Payouts Under Equity Incentive Plan Awards2			All Other Stock Awards: Number of Shares of Stock (#)3	Grant Date Fair Value of Stock Awards ($)4
		Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #
James R. Anderson	—	—	1,818,960	3,637,920	—	—	—	—	—
	8/28/2025	—	—	—	51,100	102,199	255,498	—	17,293,093
	8/28/2025	—	—	—	—	—	—	68,133	6,486,262
Sherri Luther	—	—	557,813	1,115,625	—	—	—	—	—
	8/28/2025	—	—	—	11,769	23,537	47,074	—	3,292,591
	8/28/2025	—	—	—	—	—	—	15,692	1,493,878
Rob Beard	—	—	583,440	1,166,880	—	—	—	—	—
	8/28/2025	—	—	—	10,840	21,679	43,358	—	3,032,675
	8/28/2025	—	—	—	—	—	—	14,453	1,375,926
Julie Eng	—	—	468,940	937,880	—	—	—	—	—
	8/28/2025	—	—	—	25,808	51,616	51,616	—	4,913,843
	8/28/2025	—	—	—	10,840	21,679	43,358	—	3,032,675
	8/28/2025	—	—	—	—	—	—	14,453	1,375,926
Jeffrey Place	—	—	467,500	935,000	—	—	—	—	—
	8/28/2025	—	—	—	12,388	24,776	49,552	—	3,465,915
	8/28/2025	—	—	—	—	—	—	19,525	1,691,646
Giovanni Barbarossa	—	—	578,180	1,156,360	—	—	—	—	—
	8/28/2025	—	—	—	8,672	17,343	34,686	—	2,426,112
	8/28/2025	—	—	—	—	—	—	11,562	1,100,702

1.
These columns show the range of potential payouts for awards made to our NEOs in fiscal year 2026 under our annual cash incentive program, EIP, assuming the target or maximum goals are satisfied with respect to the applicable performance measures underlying the awards. The business measurements and performance goals underlying these awards are described in the “Compensation Discussion and Analysis” section of this proxy statement. The aggregate amounts actually paid to our NEOs under these plans for fiscal year 2026 are set forth in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.” Additional details regarding the specific pay-outs under each of the plans are provided in the footnotes.

2.
These columns show the range of pay-outs of PSU awards granted to our NEOs in fiscal year 2026 under the Amended and Restated 2018 Omnibus Incentive Plan and Coherent Corp. Omnibus Incentive Plan if threshold, target or maximum goals are achieved. See “Long-Term Incentives” starting on page 52.

3.
This column shows the number of shares underlying the RSU awards granted to our NEOs in fiscal year 2026 under Amended and Restated 2018 Omnibus Incentive Plan and Coherent Corp. Omnibus Incentive Plan. For all NEOs, these awards are subject to vesting of one-third of the award on the first anniversary and quarterly thereafter for the remaining two years.

4.
This column shows the full grant date fair value of the stock awards reported in this table, which were computed in accordance with FASB ASC Topic 718. Generally, the full grant date fair value of an award is the amount the Company would expense in its financial statements over the award’s vesting period as determined at the grant date. See footnotes 1 and 2 to the Summary Compensation Table and Note 14 to the Company’s Consolidated Financial Statements included in the Annual Report on Form 10-K for fiscal year 2026 for additional information about the assumptions used in determining the grant date fair value of RSUs and PSUs (except that any estimate of forfeitures for service-based conditions have been disregarded).

COHERENT PROXY STATEMENT 2026   |   63

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
This table summarizes the long-term equity-based awards held by our NEOs that were outstanding as of June 30, 2026.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable1	Number of Securities Underlying Unexercised Options (#) Un-exercisable1	Option Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)1	Market Value of Shares or Units of Stock That Have Not Vested ($)2	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)3	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)2
James R. Anderson	—	—	—	—	117,205	46,233,856	796,206	314,079,381
Sherri Luther	—	—	—	—	57,871	22,828,373	142,120	56,062,076
Rob Beard	—	—	—	—	40,512	15,980,769	80,310	31,679,886
Julie Eng	—	—	—	—	48,730	19,222,523	92,596	36,526,344
Jeffrey Place	—	—	—	—	19,525	7,702,027	24,776	9,773,389
Giovanni Barbarossa	—	—	—	—	57,514	22,687,548	37,416	14,759,490

1.
This column shows the number of restricted shares or RSUs outstanding as of June 30, 2026, and includes PSUs with a performance period ending on June 30, 2026, which are included in the column after adjustment for performance results. These awards will vest as set forth in the following table:

Vesting Date	James R. Anderson	Sherri Luther	Rob Beard	Julie Eng	Jeffrey Place	Giovanni Barbarossa
July 2026	—	—	—	—	6,508	—
August 2026	22,711	5,231	4,818	13,979	—	19,034
October 2026	—	36,877	13,029	—	1,627	—
November 2026	5,678	1,307	1,204	1,204	—	964
January 2027	—	—	—	—	1,627	—
February 2027	5,677	1,308	1,204	5,637	—	963
April 2027	—	—	—	—	1,628	—
May 2027	5,678	1,308	1,205	1,205	—	963
June 2027	49,072	—	—	—	—	—
July 2027	—	—	—	—	1,627	—
August 2027	5,678	1,307	1,204	5,493	—	5,426
October 2027	—	5,302	13,030	—	1,627	—
November 2027	5,678	1,308	1,205	1,205	—	964

64   |   COHERENT PROXY STATEMENT 2026

Vesting Date	James R. Anderson	Sherri Luther	Rob Beard	Julie Eng	Jeffrey Place	Giovanni Barbarossa
January 2028	—	—	—	—	1,627	—
February 2028	5,678	1,308	1,204	5,638	—	963
April 2028	—	—	—	—	1,627	—
May 2028	5,677	1,307	1,205	1,205	—	964
July 2028	—	—	—	—	—	—
August 2028	5,678	1,308	1,204	1,204	1,627	963
Total	117,205	57,871	40,512	36,770	19,525	31,204

2.
These values are based on the closing market price of the Common Stock on June 30, 2026, the last trading day of our fiscal year, of $394.47 per share.

3.
This column shows the number of unvested PSUs outstanding as of June 30, 2026, that were granted for fiscal years 2025 and 2026. Based on performance through the end of the last fiscal year these amounts consist of shares underlying awards assuming target performance for fiscal year 2025 PSUs and fiscal year 2026 PSUs. These awards will vest as set forth in the following table, subject to actual performance results for the applicable performance period:

Name	Fiscal Year 2024 PSU Shares Vesting in June 2026	Fiscal Year 2025 PSU Shares Vesting in June 2027	Fiscal Year 2026 PSU Shares Vesting in June 2028	Total Unvested Shares
James R. Anderson	—	694,007	102,199	796,206
Sherri Luther	—	118,583	23,537	142,120
Rob Beard	—	58,631	21,679	80,310
Julie Eng	11,960	19,301	73,295	104,556
Jeffrey Place	—	—	24,776	24,776
Giovanni Barbarossa	26,310	20,073	17,343	63,726

COHERENT PROXY STATEMENT 2026   |   65

OPTIONS EXERCISED AND STOCK VESTED IN FISCAL YEAR 2026
The following table provides information related to the number of shares acquired upon the vesting of restricted stock and/or RSU awards and PSU awards in fiscal year 2026 and the value realized before payment of any applicable withholding tax or broker commissions.
	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired Upon Vesting (#)	Value Realized Upon Vesting ($)1
James R. Anderson	—	—	49,071	20,947,919
Sherri Luther	—	—	36,877	4,097,035
Rob Beard	—	—	13,029	1,566,086
Julie Eng	—	—	21,113	2,660,879
Jeffrey Place	—	—	—	—
Giovanni Barbarossa	59,480	5,969,845	41,974	3,807,462

1.
The amount in this column equals the gross number of shares or units that vested, multiplied by the closing price of our Common Stock on the applicable vesting date, and includes any amounts that were withheld for taxes.

66   |   COHERENT PROXY STATEMENT 2026

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2026
This table provides information regarding executive contributions to, and aggregate earnings under, the Deferred Compensation Plan for our NEOs as of and for the fiscal year ended June 30, 2026.
Name	Executive Contributions ($)	Registrant Contributions ($)1	Aggregate Earnings (Loss) ($)2	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at June 30, 2026 ($)
James R. Anderson	—	—	—	—	—
Sherri Luther	—	—	—	—	—
Rob Beard	—	—	—	—	—
Julie Eng	656,516	—	99,110	—	786,318
Jeffrey Place	—	—	—	—	—
Giovanni Barbarossa	—	—	19,597	—	125,021

1.
Amounts in this column represent certain matching contributions made under the Deferred Compensation Plan for fiscal year 2026 to make up for IRS limitations on matching contributions under the 401(k) Retirement Savings Plan for calendar year 2026. These amounts were included as fiscal year 2026 compensation under “All Other Compensation” in the Summary Compensation Table.

2.
Aggregate earnings include all changes in value based on performance of deemed investments elected by the NEO under the Deferred Compensation Plan. The Deferred Compensation Plan is administered by a third party and provides for deemed investment options similar to the investment options available under the Company’s 401(k) Retirement Savings Plan, with the exception that amounts under the Deferred Compensation Plan may be invested in Common Stock. Amounts that are deferred into Common Stock must remain invested in Common Stock and must be paid out in shares of Common Stock upon a qualifying distribution event.

The Deferred Compensation Plan was established to provide retirement savings benefits for NEOs and certain other employees beyond what is available through the 401(k) Retirement Savings Plan, which is subject to IRS limitations on annual contributions and compensation. Under the Deferred Compensation Plan, eligible participants can elect to defer up to 100% of certain performance-based cash incentive compensation and certain equity awards into an account that will be credited with earnings at the same rate as one or more deemed investments chosen by the participant. The Company may make matching contributions and other Company contributions to the Deferred Compensation Plan. A participant’s right to receive benefits under the Deferred Compensation Plan is an unfunded, unsecured right, no greater than the claim of a general creditor of the Company. Any assets that the Company sets aside to pay benefits under the Deferred Compensation Plan are the property of the Company and subject to claims of the Company’s creditors in case of the Company’s insolvency. Participants are eligible to receive distributions from the Deferred Compensation Plan upon a separation from service (as defined in the Deferred Compensation Plan) and may also receive in-service distributions in certain circumstances. They may also elect to receive payments in a lump sum or in annual installments over a specified term of years.

COHERENT PROXY STATEMENT 2026   |   67

POTENTIAL PAYMENTS UPON TERMINATION AND/OR CHANGE IN CONTROL
Each of our NEOs is eligible to receive potential benefits and/or payments upon termination of employment and/or change in control.
TREATMENT OF EQUITY AWARDS
The equity award agreements for the NEOs’ outstanding, unvested equity awards — currently comprised only of restricted stock units (“RSUs”) and performance share units (“PSUs”) — include the following vesting treatment upon termination of employment, subject to more favorable treatment under individual agreements or severance plans as described below:
•
Death or Disability: If a NEO dies or becomes disabled, such NEO’s (i) RSUs immediately vest, and (ii) PSUs will generally be prorated, based on the months employed during the performance period, subject to actual performance results for the full performance period.

•
Termination without Cause or with Good Reason (Non-Change in Control): If a NEO is terminated by the Company without Cause or by the NEO for Good Reason (other than during the two-year period following a Change in Control), RSUs and PSUs with a vesting date within twelve months of the date of termination will fully vest. In addition, any RSUs and PSUs with a vesting tranche during the twelve months following the date of termination will be prorated, based on the number of months employed during the performance or vesting period, subject to actual performance results for the full performance period (in the case of PSUs).

•
Change in Control (Double-Trigger): If the Company has a Change in Control and the resulting entity assumes, converts or replaces outstanding Company equity awards upon the Change in Control, the equity awards will not accelerate and vest unless, within two years of the date of the Change in Control, the NEO’s employment is terminated by the Company without Cause or by the NEO for Good Reason, in which cases unvested awards will fully vest upon such termination of employment. Vesting of PSUs in each case will be based on the greater of (x) an assumed achievement of all relevant performance goals at the “target level” and (y) the actual level of achievement of all relevant performance goals against target as of the Company’s fiscal quarter end preceding the Change in Control. Because vesting requires the occurrence of two events, a Change in Control followed by an involuntary employment termination (as described in this paragraph), this vesting treatment is often referred to as a “double trigger” vesting. If, however, the Company has a Change in Control and the resulting entity does not assume, convert or replace the equity awards, the NEO’s outstanding equity awards will fully vest upon the Change in Control, based on the same assumed performance for PSUs (i.e., greater of target or actual performance).

•
All Other Terminations: Unvested RSUs and PSUs immediately forfeit upon any other termination of employment, except as may otherwise be provided in individual agreements or severance plans or as determined by the Compensation and Human Capital Committee in its discretion.

In addition to these standard award agreement vesting terms, special equity vesting terms apply to Mr. Anderson under his May 31, 2024 offer letter (the “Offer Letter”) and to the other NEOs under their Participation Agreements entered under the Company’s Revised Executive Severance Plan (the “Executive Severance Plan”). Under Mr. Anderson’s Offer Letter and the Participation Agreements under the Executive Severance Plan, if an executive’s employment is terminated by the Company without Cause or by the executive for Good Reason, outstanding equity awards will receive additional vesting based on whether the termination occurs during a CIC Period (defined as the period beginning 6 months before and ending 18 months after a Change in Control), as follows:
•
Termination Not During a CIC Period: All outstanding, unvested equity awards with a vesting date within 12 months after the date of termination will fully vest and, if applicable, will remain exercisable for the period set forth in the applicable award agreement. In addition, any vesting tranche of such equity awards that began during employment or during the first 12 months after the date of termination but was not completed by the first anniversary of the date of termination, will

68   |   COHERENT PROXY STATEMENT 2026

vest on a pro-rata basis. The payout for any PSUs will be based on actual performance during the entire performance period and then pro-rated (taking into account the additional 12 months following termination), except that for inducement PSUs under Mr. Anderson’s Offer Letter, performance will be determined on the date of termination and the payout will be the greater of target or actual performance.
•
Termination During a CIC Period: If the termination occurs during a CIC Period, all outstanding, unvested equity awards will become fully vested and, if applicable, will remain exercisable for the period set forth in the applicable award agreement. In the case of any PSUs, vesting will be based on the greater of (i) an assumed achievement of all relevant performance goals at the “target level” and (ii) the actual level of achievement of all relevant performance goals against target measured for the period from the beginning of the relevant performance period through, for Mr. Anderson, the date immediately preceding the Change in Control, and for other NEO’s, the Company’s fiscal quarter end immediately preceding the Change in Control.

Receipt of additional equity vesting under Mr. Anderson’s Offer Letter and under the Participation Agreements under the Executive Severance Plan are subject to certain conditions, including that the executive provide the Company with a release of claims and comply with applicable post-employment covenants, which include protection of confidential Company information, assignment of inventions, non-competition, and non-solicitation of customers and employees.
The following table sets forth the value of each NEO’s accelerated RSUs and PSUs in the event of a termination of employment and/or Change in Control, as if such termination of employment and/or Change in Control had occurred on June 30, 2026, the last day of our fiscal year 2026. The value of the equity awards are based on the closing market price of our Common Stock on June 30, 2026, the last trading day of the fiscal year, which was $394.47 per share.
NEO	Triggering Event	Accelerated Restricted Stock Units ($)	Accelerated Performance Stock Units ($)1	Total ($)
James R. Anderson	Death/Disability	46,233,856	198,414,458	244,648,314
	Retirement2	—	—	—
	Voluntary Termination	—	—	—
	Termination with Cause	—	—	—
	Termination Without Cause or for Good Reason (no change in control)	46,233,856	198,414,458	244,648,314
	Termination Without Cause or for Good Reason (change in control)	46,233,856	314,079,381	360,313,237
	Change in Control Only (continued employment)3	—	—	—
	Change in Control Only/Equity Awards not Assumed/Converted/Replaced4	46,233,856	314,079,381	360,313,237
Sherri Luther	Death/Disability1	22,828,373	32,862,339	55,690,712
	Retirement2	—	—	—
	Voluntary Termination	—	—	—
	Termination with Cause	—	—	—
	Termination Without Cause or for Good Reason (no change in control)	22,828,373	32,862,339	55,690,712
	Termination Without Cause or for Good Reason (change in control)	22,828,373	56,062,076	78,890,449
	Change in Control Only (continued employment)3	—	—	—
	Change in Control Only/Equity Awards not Assumed/Converted/Replaced4	22,828,373	56,062,076	78,890,449

COHERENT PROXY STATEMENT 2026   |   69

NEO	Triggering Event	Accelerated Restricted Stock Units ($)	Accelerated Performance Stock Units ($)1	Total ($)
Rob Beard	Death/Disability1	15,980,769	17,305,678	33,286,447
	Retirement	—	—	—
	Voluntary Termination	—	—	—
	Termination with Cause	—	—	—
	Termination Without Cause or for Good Reason (no change in control)	15,980,769	17,305,678	33,286,447
	Termination Without Cause or for Good Reason (change in control)	15,980,769	31,679,886	47,660,655
	Change in Control Only (continued employment)3	—	—	—
	Change in Control Only/Equity Awards not Assumed/Converted/Replaced4	15,980,769	31,679,886	47,660,655
Julie Eng	Death/Disability1	19,222,523	14,713,337	33,935,860
	Retirement2	—	—	—
	Voluntary Termination	—	—	—
	Termination with Cause	—	—	—
	Termination Without Cause or for Good Reason (no change in control)	19,222,523	14,713,337	33,935,860
	Termination Without Cause or for Good Reason (change in control)	19,222,523	36,526,344	55,748,867
	Change in Control Only (continued employment)3	—	—	—
	Change in Control Only/Equity Awards not Assumed/Converted/Replaced4	19,222,523	36,526,344	55,748,867
Jeffrey Place	Death/Disability1	7,702,027	3,257,796	10,959,823
	Retirement2	—	—	—
	Voluntary Termination	—	—	—
	Termination with Cause	—	—	—
	Termination Without Cause or for Good Reason (no change in control)	7,702,027	3,257,796	10,959,823
	Termination Without Cause or for Good Reason (change in control)	7,702,027	9,773,389	17,475,416
	Change in Control Only (continued employment)3	—	—	—
	Change in Control Only/Equity Awards not Assumed/Converted/Replaced4	7,702,027	9,773,389	17,475,416

70   |   COHERENT PROXY STATEMENT 2026

NEO	Triggering Event	Accelerated Restricted Stock Units ($)	Accelerated Performance Stock Units ($)1	Total ($)
Giovanni Barbarossa	Death/Disability1	22,687,548	7,559,229	30,246,777
	Retirement2	—	—	—
	Voluntary Termination	—	—	—
	Termination with Cause	—	—	—
	Termination Without Cause or for Good Reason (no change in control)	22,687,548	7,559,229	30,246,777
	Termination Without Cause or for Good Reason (change in control)	22,687,548	14,759,490	37,447,038
	Change in Control Only (continued employment)3	—	—	—
	Change in Control Only/Equity Awards not Assumed/Converted/Replaced4	22,687,548	14,759,490	37,447,038

1.
For purposes of calculating the value of accelerated PSUs, we have assumed achievement of all relevant performance goals at the “target level.”

2.
As of June 30, 2026, no NEO was eligible for retirement benefits under the Company’s Global Retirement Policy.

3.
Assumes that all equity awards are assumed, converted and/or replaced by the resulting entity, that there is no accelerated vesting pursuant to the terms of the applicable award agreements if such NEO’s employment continues after a Change in Control and that such NEO is not terminated without Cause, or by the NEO for Good Reason, within two years of such Change in Control.

4.
Assumes that no equity award is assumed, converted and/or replaced by the resulting entity. Pursuant to the terms of the applicable equity plans, any stock options become fully exercisable, any unvested portions of any RSUs fully vest and any unvested portions of any PSUs are deemed fully earned as of the date of the Change in Control. For purposes of calculating the value of the accelerated PSUs, we have assumed achievement of all relevant performance goals at the “target level.”

SEVERANCE PAYMENTS
In addition to equity vesting, the NEOs may become eligible for additional severance payments in case of a qualifying termination, generally defined as (i) a termination of employment by the Company other than for Cause, death or disability, or (ii) the NEO’s resignation for Good Reason. The right to severance payments upon a qualifying termination is governed by the Offer Letter for Mr. Anderson and the applicable Participation Agreements under the Executive Severance Plan for the other NEOs. The following discussion summarizes and quantifies those severance payments.
Mr. Anderson’s Offer Letter and the Executive Severance Plan include definitions of “Cause” and “Good Reason,” which are generally similar to one another but with minor variations. These definitions also control for purposes of equity vesting noted in the preceding section. “Cause” generally requires conduct significantly adverse to the Company, such as material breach by the executive of agreements, willful failure to perform duties, willful violation of Company policies, conviction of certain crimes, and other types of significant misconduct, and “Good Reason” is generally triggered by the Company reducing pay, reducing duties and responsibilities, requiring significant additional business travel, or forcing a significant home relocation, all subject to certain notice and cure requirements. The definition of “Change in Control” is also generally similar in each agreement, and as general matter requires a change in majority ownership of the Company or sale of all or majority of the Company’s assets. The specific definitions can be found in the Offer Letter and Executive Severance Plan, as publicly filed with our Annual Report on Form 10-K.
In each case, the amount and type of severance payments vary based on whether the qualifying termination occurs during a CIC Period, defined as the period beginning 6 months before and ending 18 months after a Change in Control.

COHERENT PROXY STATEMENT 2026   |   71

In each case, payments received in connection with a Change in Control can potentially trigger excise taxes under Sections 280G and 4999 of the Code. The relevant agreements and Executive Severance Plan do not provide gross-up payments for these excise taxes. Instead, payments are required to be scaled back to an amount that would reduce the excise taxes, if such reduction would result in the NEO retaining a larger amount on an after-tax basis.
Payments under the Offer Letter and the Executive Severance Plan are conditioned on the NEO providing the Company with a release of claims and complying with applicable post-employment covenants, which include protection of confidential Company information, assignment of inventions, non-competition, and non-solicitation of customers and employees.
OFFER LETTER — JAMES R. ANDERSON
Mr. Anderson’s Offer Letter sets forth the terms and conditions of his severance benefits (in addition to the equity vesting described in the preceding section), depending on whether the qualifying termination occurs during a CIC Period, summarized as follows:
•
Qualifying Termination Not During a CIC Period. If Mr. Anderson’s employment is terminated by the Company without Cause, or by Mr. Anderson for Good Reason, and such termination is not during a CIC Period, after providing the Company with a release, the Company will pay Mr. Anderson cash severance in an amount equal to 24 times his then current monthly salary plus any bonus that Mr. Anderson would have earned had his employment continued through the end of the fiscal year in which his employment was terminated. The Company will also pay the premiums for health insurance coverage for a period of 24 months. These payments will be made in a cash lump shortly after the date of termination.

•
Qualifying Termination During a CIC Period. If Mr. Anderson’s employment is terminated by the Company without Cause, or by Mr. Anderson for Good Reason, and such termination occurs during a CIC Period, after providing the Company with a release, the Company will pay Mr. Anderson cash severance in an amount equal to 36 times his then current monthly salary plus three times the amount of the target bonus for the fiscal year in which his employment was terminated. The Company will also pay the premiums for health insurance coverage for a period of 36 months. Finally, the Company will pay to Mr. Anderson an amount equal to a pro-rata portion of his “CIC Period Bonus” (defined generally as the greater of his target or actual annual incentive award for the year of termination or the year in which the Change in Control occurred) plus any annual incentive award owed to Mr. Anderson for the year preceding Mr. Anderson’s termination. These payments will be made in a cash lump sum shortly after the date of termination, provided that special rules apply if Mr. Anderson’s termination occurs during the portion of the CIC Period preceding the Change in Control.

The following tables summarize the estimated severance payments that Mr. Anderson would have been entitled to receive assuming that a termination of his employment occurred as of June 30, 2026.
Name of NEO	Triggering Event	Cash Severance ($)	Healthcare Coverage Payments ($)	Pro-rata Bonus ($)	Other Post- termination Benefits ($)	Total ($)
James R. Anderson	Death/Disability	—		—	—	—
	Retirement	—	—	—	—	—
	Voluntary Termination	—	—	—	—	—
	Termination with Cause	—	—	—	—	—
	Termination Without Cause or for Good Reason (during a non-CIC Period)	2,204,800	59,352	1,818,960	—	4,083,112
	Termination Without Cause or for Good Reason (during a CIC Period)	3,307,200	89,029	5,456,880	—	8,853,109

72   |   COHERENT PROXY STATEMENT 2026

PARTICIPATION AGREEMENTS/EXECUTIVE SEVERANCE PLAN
The Executive Severance Plan covers select members of management who are offered coverage and execute a Participation Agreement, which includes each of the NEOs other than Mr. Anderson. Under the terms of the Executive Severance Plan and applicable Participation Agreements, the amount of severance (in addition to the equity vesting described in the preceding section) depends on whether the qualifying termination occurs during a CIC Period, summarized as follows:
•
Qualifying Termination Not During a CIC Period. If a participant’s employment is terminated by the Company without Cause, or by the participant for Good Reason, and such termination is not during a CIC Period, after providing the Company with a release, the Company will pay the participant an amount equal to (i) 12 months of then-current annual base salary, and (ii) the participant’s target bonus and prorated based on the portion of the year completed prior to the date of termination. The Company will also pay the participant lump sum cash payment equal to the cost of the participant’s health care insurance premiums for a period of 12 months.

•
Qualifying Termination During a CIC Period. If a participant’s employment is terminated by the Company without Cause, or by the participant for Good Reason, and such termination is during a CIC Period, after providing the Company with a release, the Company will pay the participant cash severance in an amount equal to 24 times the participant’s then current monthly salary plus two times the amount of the target bonus for the fiscal year in which his employment was terminated, and a prorated bonus based on the portion of the year completed prior to the date of termination The Company will also pay the participant an amount equal to the cost of the participant’s health care insurance premiums for a period of 18 months. These payments will be paid in a cash lump sum shortly after the date of termination.

The following tables summarize the estimated severance payments that each of the NEOs, other than Mr. Anderson, would have been entitled to receive assuming that a termination of employment occurred as of June 30, 2026.
Name of NEO	Triggering Event	Cash Severance ($)	Healthcare Coverage Payments ($)	Pro-rata Bonus ($)	Other Post- termination Benefits ($)	Total ($)
Sherri Luther	Death/Disability	—		—	—	—
	Retirement	—	—	—	—	—
	Voluntary Termination	—	—	—	—	—
	Termination with Cause	—	—	—	—	—
	Termination Without Cause or for Good Reason (outside of a CIC Period)	656,250	25,350	1,115,626	—	1,797,226
	Termination Without Cause or for Good Reason (during a CIC Period)	1,312,500	38,025	1,115,626	—	2,466,151
Name of NEO	Triggering Event	Cash Severance ($)	Healthcare Coverage Payments ($)	Pro-rata Bonus ($)	Other Post- termination Benefits ($)	Total ($)
Rob Beard	Death/Disability	—		—	—	—
	Retirement	—	—	—	—	—
	Voluntary Termination	—	—	—	—	—
	Termination with Cause	—	—	—	—	—
	Termination Without Cause or for Good Reason (outside of a CIC Period)	686,400	26,579	1,166,880	—	1,879,859
	Termination Without Cause or for Good Reason (during a CIC Period)	1,372,800	39,869	1,166,880	—	2,579,549

COHERENT PROXY STATEMENT 2026   |   73

Name of NEO	Triggering Event	Cash Severance ($)	Healthcare Coverage Payments ($)	Pro-rata Bonus ($)	Other Post- termination Benefits ($)	Total ($)
Julie Eng	Death/Disability	—		—	—	—
	Retirement	—	—	—	—	—
	Voluntary Termination	—	—	—	—	—
	Termination with Cause	—	—	—	—	—
	Termination Without Cause or for Good Reason (outside of a CIC Period)	551,694	29,676	937,880	—	1,519,250
	Termination Without Cause or for Good Reason (during a CIC Period)	1,103,388	44,514	937,880	—	2,085,782
Name of NEO	Triggering Event	Cash Severance ($)	Healthcare Coverage Payments ($)	Pro-rata Bonus ($)	Other Post- termination Benefits ($)	Total ($)
Jeffrey Place	Death/Disability	—		—	—	—
	Retirement	—	—	—	—	—
	Voluntary Termination	—	—	—	—	—
	Termination with Cause	—	—	—	—	—
	Termination Without Cause or for Good Reason (outside of a CIC Period)	550,000	29,635	935,000	—	1,514,635
	Termination Without Cause or for Good Reason (during a CIC Period)	1,100,000	44,453	935,000	—	2,079,453
Name of NEO	Triggering Event	Cash Severance ($)	Healthcare Coverage Payments ($)	Pro-rata Bonus ($)	Other Post- termination Benefits ($)	Total ($)
Giovanni Barbarossa	Death/Disability	—		—	—	—
	Retirement	—	—	—	—	—
	Voluntary Termination	—	—	—	—	—
	Termination with Cause	—	—	—	—	—
	Termination Without Cause or for Good Reason (outside of a CIC Period)	680,212	29,676	1,156,360	—	1,866,248
	Termination Without Cause or for Good Reason (during a CIC Period)	1,360,424	44,514	1,156,360	—	2,561,298

74   |   COHERENT PROXY STATEMENT 2026

CEO PAY RATIO
Information about the relationship between Jim Anderson’s fiscal year 2026 annual total compensation, and the median annual total compensation of our employees is provided below.
Mr. Anderson’s fiscal year 2026 annual total compensation was $28,349,672 as reported in the Summary Compensation Table and the annual total compensation of our median compensated employee, also referred to as our median employee, was $20,527, and the ratio of these amounts is 1 to 1,381.
We took the steps below to calculate the annual total compensation of James Anderson and determine the annual total compensation of our median compensated employee.
1.
To determine the annual total compensation of Mr. Anderson, we used the amount reported in the “Total” column of our fiscal year 2026 Summary Compensation Table included in this proxy statement.

2.
To determine our median compensated employee, we determined that, as of June 30, 2026, our employee population consisted of approximately 47,620 individuals and excluded James Anderson. This population consisted of our full-time, part-time, and temporary employees as of the determination date.

3.
To identify the “median employee” from our employee population we used base salary, as reflected in our payroll records, for fiscal year 2026 . For base salary, we generally used the total amount of compensation the employees were paid before any taxes, deductions, insurance premiums, and other payroll withholding. We did not use any statistical sampling techniques.

4.
To determine the annual total compensation of our median employee, we then identified and calculated the elements of that employee’s compensation for fiscal year 2026 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $20,527.

5.
For currency conversion, the prevailing rates as of June 30, 2026 were used to reflect base salary in U.S. dollars and for all other purposes.

The CEO pay ratio reported above is a reasonable estimate, calculated in a manner consistent with SEC rules, based on the methodologies and assumptions described above. SEC rules for identifying the median employee and determining the CEO pay ratio permit companies to employ a wide range of methodologies, estimates, and assumptions. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies or assumptions, and which may have a significantly different work force structure from ours, might not be comparable to our CEO pay ratio.

COHERENT PROXY STATEMENT 2026   |   75

PAY VERSUS PERFORMANCE
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, we provide the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and Non-PEO NEOs and Company performance for the fiscal years listed below. Compensation actually paid, as determined under SEC requirements, does not reflect the actual amount of compensation earned by or paid to our executive officers during a covered year. For information regarding the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the CD&A.
Year	Summary Compensation Table Total for PEO 11 ($)	Compensation Actually Paid to PEO 11,2,3 ($)	Average Summary Compensation Table Total for Non-PEO NEOs1 ($)	Average Compensation Actually Paid to Non-PEO NEOs1,2,3 ($)	Value of Initial Fixed $100 Investment based on:4		Net Income ($ Millions)	Adjusted EBITDA5 ($ Millions)
					TSR ($)	Peer Group TSR ($)
2026	28,349,672	713,540,125	6,279,618	57,397,501	543.42	315.48	787	1,744.7
2025	3,722,935	34,479,371	12,058,072	10,843,278	122.90	111.71	30	1,318.6
2024	101,497,009	108,396,274	2,455,433	5,025,954	99.82	94.96	(159)	1,001.2
2023	—	—	5,304,906	6,787,965	70.23	89.84	(259)	1,238.7
2022	—	—	2,670,549	(77,480)	70.19	76.48	235	864.8

1.
James R. Anderson was our PEO from June 3, 2024 through June 30, 2024 and to the present date (PEO 1). The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2022	2023	2024	2025	2026
Mary Jane Raymond	Mary Jane Raymond	Richard Martucci	Sherri Luther	Sherri Luther
Walter R. Bashaw II	Walter R. Bashaw II	Mary Jane Raymond	Rob Beard	Rob Beard
Giovanni Barbarossa	Giovanni Barbarossa	Walter R. Bashaw II	Julie Eng	Julie Eng
Jo Anne Schwendinger	Mark Sobey	Giovanni Barbarossa	Giovanni Barbarossa	Giovanni Barbarossa
Christopher Koeppen		Ronald Basso	Richard Martucci	Jeffrey Place
Ilaria Mocciaro

2.
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

3.
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for PEO 1 ($)	Exclusion of Stock Awards for PEO 1 ($)	Inclusion of Equity Values for PEO 1 ($)	Compensation Actually Paid to PEO 1 ($)
2026	28,349,672	(23,779,354)	708,969,807	713,540,125
Year	Summary Compensation Table Total for Non-PEO NEOs ($)	Exclusion of Stock Awards for Non-PEO NEOs ($)	Inclusion of Equity Values for Non-PEO NEOs ($)	Compensation Actually Paid to Non-PEO NEOs ($)
2026	6,279,618	(4,743,591)	55,861,474	57,397,501

76   |   COHERENT PROXY STATEMENT 2026

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:
Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO ($)	Total – Inclusion of Equity Values for PEO ($)
2026	123,296,071	569,567,652	—	16,106,084	—	708,969,807
Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total – Average Inclusion of Equity Values for Non-PEO NEOs ($)
2026	23,278,684	30,075,505	—	2,507,285	—	55,861,474

4.
The Peer Group TSR set forth in this table utilizes a custom group of peer companies, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The comparison assumes $100 was invested for the period starting June 30, 2021, through the end of the listed year in the Company and in the custom group of peer companies used in our performance graph, respectively. The Company’s fiscal year peer group consists of IPG Photonics Corp., Wolfspeed Inc., Lumentum Holdings, Inc., Corning, Inc., MKS Instruments, Inc., and Honeywell International, Inc. Historical stock performance is not necessarily indicative of future stock performance.

5.
We determined Adjusted EBITDA to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2026. See discussion under “Annual Cash Incentive Programs” and “Primary Bonus Program (GRIP)” in our CD&A for an explanation of Adjusted EBITDA, and Appendix B for a reconciliation of this non-GAAP measure to its most directly comparable financial measure calculated and presented in accordance with GAAP. Adjusted EBITDA may not have been the most important financial performance measure for prior years, and we may determine a different financial performance measure to be the most important financial performance measure in future years.

COHERENT PROXY STATEMENT 2026   |   77

RELATIONSHIP BETWEEN PEO AND NON-PEO NEO COMPENSATION ACTUALLY PAID AND TOTAL SHAREHOLDER RETURN (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, the Company’s cumulative TSR over the five most recently completed fiscal years and the Peer Group TSR over the same period.
PEO AND AVERAGE NON-PEO NEO COMPENSATION ACTUALLY PAID* VERSUS TSR
(6/30/2021 INDEXED TO $100)
*
“Compensation Actually Paid” is calculated pursuant to SEC requirements.

78   |   COHERENT PROXY STATEMENT 2026

RELATIONSHIP BETWEEN PEO AND NON-PEO NEO COMPENSATION ACTUALLY PAID AND NET INCOME
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the five most recently completed fiscal years.
PEO AND AVERAGE NON-PEO NEO COMPENSATION ACTUALLY PAID*
VERSUS NET INCOME
* “Compensation Actually Paid” is calculated pursuant to SEC requirements.

COHERENT PROXY STATEMENT 2026   |   79

RELATIONSHIP BETWEEN PEO AND NON-PEO NEO COMPENSATION ACTUALLY PAID AND ADJUSTED EBITDA
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and Adjusted EBITDA during the five most recently completed fiscal years.
PEO AND AVERAGE NON-PEO NEO COMPENSATION ACTUALLY PAID*
VERSUS ADJUSTED EBITDA ($M)
* “Compensation Actually Paid” is calculated pursuant to SEC requirements.
TABULAR LIST OF MOST IMPORTANT FINANCIAL PERFORMANCE MEASURES
The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEOs and other NEOs for 2026 to Company performance. The measures in this table are not ranked and are described in our CD&A.
Adjusted EBITDA Operating Cash Flow Relative TSR Revenue

80   |   COHERENT PROXY STATEMENT 2026

PROPOSAL 3

The board of directors recommends a vote **FOR** this proposal

COHERENT

Ernst & Young LLC (“E&Y”) has served as the Company’s independent registered public accountant since fiscal year 2008. For fiscal year 2026, E&Y rendered professional services in connection with the audit of our financial statements, including review of quarterly reports and other filings with the SEC. E&Y is knowledgeable about our operations and accounting practices, and well qualified to act as our independent registered public accounting firm for fiscal year 2027, and the Audit and Risk Committee has selected it as such.
Although shareholder ratification of the appointment of our independent registered public accounting firm is not required by our by laws or otherwise, we are submitting the ratification of the Audit and Risk Committee’s selection of E&Y to our shareholders for ratification as what we believe to be a matter of good corporate governance practice. If the selection of E&Y is not ratified, the Audit and Risk Committee will reconsider the appointment of the Company’s independent registered public accounting firm. Even if the selection of E&Y is ratified by our shareholders, the Audit and Risk Committee in its discretion could decide to terminate the engagement of E&Y and engage another firm if the Audit and Risk Committee determines such action to be necessary or desirable.
The Company incurred the following fees and expenses for services performed by its Independent Registered Public Accounting Firm during fiscal years 2026 and 2025:
	2026	2025
Audit Fees1	7,185,000	7,190,441
Audit-Related Fees2	4,900	4,748
Tax Fees3	334,281	413,732
All Other Fees4	—	—
Total Fees	7,524,181	7,608,921

1.
Audit Fees include the fees billed for professional services rendered by EY for the audit of our annual financial statements and for the review of financial statements included in our Forms 10-Q, as well as for services that are normally provided by E&Y in connection with statutory and regulatory filings or engagements. This category also includes fees billed for the audit of the effectiveness or the Company’s internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

2.
Audit-Related Fees include fees billed for assurance and related services by E&Y that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported as Audit Fees. This category includes fees primarily related to work related to a government grant application for one of our foreign subsidiaries and in connection with generating agreed-upon procedures for another of our foreign subsidiaries.

3.
Tax Fees include the fees billed for professional services rendered by E&Y for tax compliance, tax advice, and tax planning. This category includes fees primarily related to the preparation and review of federal, state and international tax returns and assistance with tax audits.

4.
All Other Fees includes fees for products and services provided by E&Y, other than those already reported elsewhere in this table.

-
The Audit and Risk Committee Charter provides that the Audit and Risk Committee must pre-approve all audit services and permitted non-audit services to be performed for the Company by its independent auditors in accordance with applicable law. The Audit and Risk Committee may delegate to one or more designated members of the committee the authority to grant pre-approvals, provided such approvals are presented to the committee at a subsequent meeting. Our Audit and Risk Committee pre-approves the retention of E&Y, and its fees for all audit and non-audit services and determines whether the provision of non-audit services is compatible with maintaining its independence. All services provided by E&Y in fiscal 2026 and 2025 were pre-approved by the Audit and Risk Committee after review of each of the services proposed for approval.

A representative of E&Y is expected to be present at the Annual Meeting, will have the opportunity to make a statement and is expected to be available to respond to any appropriate questions.
The affirmative vote of at least a majority of the votes that all shareholders present at the Annual Meeting, in person or by proxy, are entitled to cast is required to ratify the appointment of E&Y as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2027. Abstentions have the effect of an “AGAINST” vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE AUDIT
AND RISK COMMITTEE’S SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2027.

82   |   COHERENT PROXY STATEMENT 2026

REPORT OF THE AUDIT AND RISK COMMITTEE
The following is the report of the Audit and Risk Committee with respect to the Company’s audited financial statements for the fiscal year ended June 30, 2026, included in the Company’s Annual Report on Form 10-K. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC. Likewise, it shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.
MEMBERSHIP AND ROLE OF AUDIT AND RISK COMMITTEE
The Audit and Risk Committee is composed of directors who have been determined by the Board to be “independent” and “financially literate” pursuant to the NYSE listing requirements. The Audit and Risk Committee operates under a written charter adopted by the Board.
REVIEW WITH MANAGEMENT
The Audit and Risk Committee reviews each of the Company’s quarterly and annual reports, including Management’s Discussion and Analysis of Financial Condition and Results of Operations. As part of this review, the Audit and Risk Committee discusses the reports with the Company’s management. It also considers the audit reports prepared by the Independent Accountants about the Company’s annual report, and related matters like the quality of the Company’s accounting principles; alternative methods of accounting under Generally Accepted Accounting Principles, and the Independent Accountant’s preferences in this regard; the Company’s critical accounting policies; and the clarity and completeness of the Company’s financial and other disclosures.
The Audit and Risk Committee reviewed management’s report on internal control over financial reporting, required under Section 404 of the Sarbanes-Oxley Act of 2002 and related rules. As part of this review, the Audit and Risk Committee reviewed the bases for management’s conclusions in that report, and the report of the Independent Accountants on internal control over financial reporting. Throughout the fiscal year ended June 30, 2026, the Audit and Risk Committee reviewed management’s plan for documenting and testing controls, the results of their documentation and testing, any deficiencies, and the remediation of the deficiencies.
REVIEW AND DISCUSSIONS WITH INDEPENDENT ACCOUNTANTS
The Audit and Risk Committee also reviewed our consolidated financial statements for 2026 with Ernst & Young LLP (EY), our independent registered public accounting firm for fiscal year 2026, which is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. Further, the Audit and Risk Committee reviewed with EY its judgment as to the quality, not just the acceptability, of the accounting principles. In addition, the Audit and Risk Committee met with EY, with and without management present, to discuss the results of its examinations, its evaluations of our internal controls, and the overall quality of our financial reporting.
The Audit and Risk Committee has received the written disclosures and the letter from EY required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit and Risk Committee concerning independence, as modified or supplemented, and has discussed with EY its independence. The Audit and Risk Committee considered the compatibility of non-audit services EY provided to us with EY’s independence. Finally, the Audit and Risk Committee discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and SEC.

COHERENT PROXY STATEMENT 2026   |   83

CONCLUSION
Based on the review and discussions referred to above, the Audit and Risk Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2026.
Audit and Risk Committee
Stephen A. Skaggs, Chair
Enrico DiGirolamo
Joseph J. Corasanti
Shaker Sadasivam
David L. Motley
Michael L. Dreyer

84   |   COHERENT PROXY STATEMENT 2026

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information about our shares subject to our equity compensation plans that were in effect as of June 30, 2026.
As of June 30, 2026	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders1	4,077,482	$39.102	10,479,3904
Equity compensation plans not approved by security holders3	1,121,859	—	—
Total	5,199,341	$39.10	10,479,390

1.
Represents outstanding awards pursuant to the Omnibus Incentive Plan and includes vested and unvested options, as well as 1,515,677 outstanding share-settled PSUs at target level of performance and 2,185,269 share-settled RSUs.

2.
Does not take into account outstanding share-settled PSUs or RSUs.

3.
The Coherent Inc. Equity Incentive Plan was not approved by the Company’s shareholders, but was approved by Coherent, Inc.’s stockholders and assumed in the acquisition of Coherent, Inc. Mr. Anderson’s inducement awards were non-Plan “Employment inducement awards” as contemplated by the New York Stock Exchange Listing Rule 303A.08, were not made pursuant to the Omnibus Incentive Plan and not approved by the Company’s shareholders, but were approved by the Company’s Board of Directors. The Coherent Inc. Equity Incentive Plan and Mr. Anderson’s inducement awards are described in Note 13 to the Company’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the fiscal year that ended on June 30, 2026.

4.
Securities remaining for future issuance as of June 30, 2026 includes 6,527,540 shares available under the Omnibus Incentive Plan and 3,951,850 shares subject to purchase under our Employee Stock Purchase Plan during the purchase period in effect at June 30, 2026 which was from February 1, 2026 through July 31, 2026.

COHERENT PROXY STATEMENT 2026   |   85

GENERAL
The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Coherent Corp., a Pennsylvania corporation (the “Company” or “Coherent”), for use at the annual meeting of Shareholders (“the Annual Meeting”) to be held on November 18, 2026, at 12:00 p.m. Eastern Standard Time/9:00 a.m. Pacific Standard Time, or any rescheduled date. These proxy materials were first made available on or about October 9, 2026, to shareholders of record on September 21, 2026 (the “Record Date”).
The Annual Meeting will occur as a virtual meeting conducted exclusively via a live audio webcast at www.virtualshareholdermeeting.com/COHR2026. You will need your control number, included on your proxy card or Notice, to access the webcast. Please see the Company’s website at www.coherent.com/company/investor-relations/governance for further information about the Annual Meeting.
WHAT IS THE PURPOSE OF THE ANNUAL MEETING?
Shareholders will act on the matters outlined in the Notice page of this proxy statement. We are not aware of any other matters to be presented at the Annual Meeting. If any other matter is properly presented at the Annual Meeting, your proxy holder will vote your shares in his or her discretion.
WHO MAY VOTE AT THE ANNUAL MEETING?
You are entitled to vote at the Annual Meeting if our records show that you held shares of Company common stock, no par value (“Common Stock”), as of the close of business on the Record Date. As of the Record Date, 196,931,166 shares of Common Stock were issued and outstanding.
WHAT ARE THE VOTING RIGHTS OF HOLDERS OF COHERENT COMMON STOCK?
Each share of Common Stock is entitled to one vote on all matters submitted to a vote of the shareholders, including the election of directors. Shareholders do not have cumulative voting rights.
WHO MAY PARTICIPATE IN THE ANNUAL MEETING?
You are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on the Record Date, or hold a valid proxy for the Annual Meeting. To participate in the virtual Annual Meeting, including to vote, ask questions, and view the list of registered shareholders as of the Record Date, you must access the meeting website at www.virtualshareholdermeeting.com/COHR2026. To vote or submit a question, you will need the control number included on your proxy card or Notice, and to follow the instructions posted at www.virtualshareholdermeeting.com/COHR2026. If you encounter any difficulties accessing the Annual Meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting website log-in page.
We will endeavor to answer as many shareholder-submitted questions as time permits that comply with the Annual Meeting rules of conduct. We reserve the right to group questions on the same topic, to edit inappropriate language and to exclude questions regarding topics that are not pertinent to Annual Meeting matters.

86   |   COHERENT PROXY STATEMENT 2026

WHAT CONSTITUTES A QUORUM?
Our bylaws provide that the presence, in person (virtually) or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast at the annual meeting will constitute a quorum at the Annual Meeting. The virtual presence via the webcast or by proxy of shareholders entitled to cast at least 98,465,583 votes will be required to establish a quorum. Proxies received but marked as abstentions and broker non-votes (explained below) will be included as shares present when determining whether there is a quorum. If there is no quorum, the presiding officer of the Annual Meeting, or the shareholders present and entitled to cast a majority of the votes present at the Annual Meeting, may adjourn the Annual Meeting to another date.
HOW DO I VOTE?
Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. If entitled to vote, you may vote:

Through your broker: If your shares are held through a broker, bank or other nominee (commonly referred to as held in “street name”), you will receive instructions from them that you must follow to have your shares voted. If you do not provide voting instructions to your broker, bank or other nominee, your shares will not be voted on any matter that your broker, bank or other nominee does not have discretionary authority to vote on.

Returning a proxy card: If you receive a proxy card, sign and date it, then return it promptly in the envelope provided. If your signed proxy card is received before the Annual Meeting, the designated proxies will vote your shares as you direct. If you return a signed proxy card that does not direct how to vote on a proposal, the designated proxies will vote in their discretion as recommended by the Board on that proposal.

Using the telephone: Dial toll-free at 1-800-690-6903 (toll free within the U.S. and Canada), or +1-720-378-5962 for calls made from outside the U.S. or Canada and follow the recorded instructions. You will be asked to provide the control number from your proxy card or Notice.

Via the internet: Go to www.proxyvote.com and follow the instructions provided. You will be asked for the control number located on the proxy card or Notice.
Virtually during the Annual Meeting: Please follow the instructions posted at www.virtualshareholdermeeting.com/COHR2026. All votes must be received before the polls close during the Annual Meeting.
HOW DO I REQUEST PAPER COPIES OF THE PROXY MATERIALS?
Please refer to the Notice for the ways you may request a paper copy of the proxy statement and proxy card.

COHERENT PROXY STATEMENT 2026   |   87

CAN I CHANGE OR REVOKE MY VOTE AFTER I VOTE ONLINE OR RETURN MY PROXY CARD?
Yes. Even after you have submitted your proxy, you may change or revoke your vote at any time before the proxy is exercised. You may (i) deliver a notice of revocation or deliver a later-dated proxy to the Company’s Secretary at Coherent Corp., 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056; (ii) submit another vote via the internet or by telephone; or (iii) vote during the Annual Meeting. Your participation in the Annual Meeting will not automatically revoke a previously submitted proxy. A shareholder’s last vote is the vote that will be counted.
WHAT ARE THE RECOMMENDATIONS OF THE BOARD?
Unless you give other instructions when you vote, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. These recommendations are set forth in the description of each proposal in this proxy statement. In summary, the Board recommends a vote:
•
FOR election of the nominated slate of Class Three directors for terms expiring in 2029 (see Proposal 1);

•
FOR approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement (see Proposal 2); and

•
FOR ratification of the Audit and Risk Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2027 (see Proposal 3).

With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.
WHAT ARE ROUTINE AND NON-ROUTINE PROPOSALS?
Proposal 3, concerning the ratification of the Audit and Risk Committee’s selection of E&Y as our independent registered public accounting firm for the fiscal year ending June 30, 2027, is considered a routine matter. A broker or other nominee may generally vote in their discretion on routine matters, and therefore no broker non-votes are expected in connection with Proposal 3.
Proposal 1, concerning the election of the nominated slate of Class Three directors for terms expiring in 2029, and Proposal 2, concerning the approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement, are considered non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on the matter with respect to your shares. This is generally referred to as a “broker non-vote.”
WHAT IS THE EFFECT OF ABSTENTIONS AND BROKER NON-VOTES?
Abstentions and broker non-votes will be counted for purposes of establishing a quorum. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors, since they are not considered to be “votes cast”. Abstentions have the effect of a vote “AGAINST” with respect to Proposals 2 and 3. Broker non-votes have no effect on Proposal 2.

88   |   COHERENT PROXY STATEMENT 2026

OTHER INFORMATION
The Company will pay the expenses of soliciting proxies to be voted at the annual meeting, including the cost of preparing and posting this proxy statement and the annual report to the internet, and the cost of printing, assembling and mailing the proxy materials and/or the Notice of Internet Availability of Proxy Materials, as applicable, to shareholders. The Company may request persons holding shares in their names, or in the names of their nominees, to send proxy materials to, and obtain proxies from, their principals, and will reimburse such persons for their expense in so doing.
SHAREHOLDER PROPOSALS
Proposals by shareholders intended for inclusion in the Company’s proxy statement and form of proxy for the annual meeting of the Company expected to be held in November 2027 must be delivered to the Secretary of Coherent Corp. at 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056, by June 11, 2027. Rules under the Securities Exchange Act of 1934, as amended, describe the standards as to the submission of shareholder proposals. Additionally, the Board-appointed proxies will have discretionary authority to vote on any proposals by shareholders that are not intended to be included in the Company’s proxy materials for our 2027 annual meeting of shareholders, but are intended to be presented by the shareholder from the floor, if notice of the intent to make such proposal is received by the Secretary at the above address no later than the close of business on July 21, 2027, and no earlier than the close of business on June 21, 2027. Otherwise, such proposals will be considered untimely. Any such notice of intent by a shareholder must also comply with the requirements contained in the Company’s Amended and Restated Bylaws.
In addition to satisfying the requirements under the Amended and Restated Bylaws, shareholders who intend to solicit proxies in support of director nominees other than Coherent’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act to comply with the universal proxy rules, which notice must be postmarked or transmitted electronically to Coherent at its principal executive offices no later than 60 calendar days prior to the anniversary date of the Annual Meeting. However, if the date of our 2027 annual meeting of shareholders is changed by more than 30 calendar days from such anniversary date, then notice must be provided by the later of 60 calendar days prior to the date of the 2027 annual meeting or the 10th calendar day following the day on which public announcement of the date of the 2027 annual meeting is first made.
HOUSEHOLDING
The term “householding” means that we will deliver only one copy of our annual report and proxy statement to shareholders of record who share the same address and last name unless we have received contrary instructions from you. This procedure reduces our printing costs and mailing costs and fees. Upon written or oral request, we will promptly deliver a separate annual report and proxy statement to any shareholder at a shared address to which a single copy of either of those documents was delivered.
If you would like to receive a separate copy of the annual report for proxy statement for this meeting or opt out of householding, or if you are a shareholder eligible for householding and would like to participate in householding, please send a request addressed to Chief Legal and Global Affairs Officer and Secretary of Coherent Corp., 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056 or by calling +1 (724) 352-4455. Many brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.
OTHER MATTERS
The Company knows of no other matters to be presented for action at the meeting. However, if other matters properly come before the meeting, votes will be cast on those matters in accordance with the best judgment of the persons acting as proxies.

COHERENT PROXY STATEMENT 2026   |   89

ANNUAL REPORT ON FORM 10-K
A copy of the Company’s Annual Report on Form 10-K for fiscal year 2026, as filed with the SEC, is being furnished with this proxy statement. A shareholder may obtain additional copies of the Annual Report on Form 10-K without charge, and a copy of any exhibits upon payment of a reasonable charge limited to the Company’s costs of providing the exhibits, by writing to Secretary of Coherent Corp., 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056, or by calling +1 (724) 352-4455. As noted previously, this proxy statement and the Annual Report to Shareholders have been posted on the internet at www.proxyvote.com.

90   |   COHERENT PROXY STATEMENT 2026

APPENDIX
RECONCILIATION OF GAAP NET EARNINGS, EBITDA AND
ADJUSTED EBITDA*
	Year Ended
$ Millions, Except Percentage Amounts (Unaudited)	June 30, 2026	June 30, 2025
Net earnings on GAAP basis	$786.9	$30.1
Income taxes	60.8	64.1
Depreciation and amortization	521.9	553.6
Interest expense	190.3	243.3
Interest income	(49.2)	(44.9)
EBITDA1	$1,510.7	$846.2
EBITDA margin	21.2%	14.6%
Share-based compensation	193.8	161.0
Foreign currency exchange (gains) losses	(6.1)	28.4
Impairment charges on assets held-for-sale6	64.4	85.0
Restructuring charges3	63.4	160.1
Transaction fees and financing5	(60.8)	—
Integration, site consolidation and other4	80.2	38.2
Gain on sale of business7	(124.1)	—
Adjusted EBITDA2	$1,721.5	$1,318.9

*
Amounts may not recalculate due to rounding.

1.
EBITDA is defined as earnings before interest expense, interest income, income taxes, depreciation and amortization.

2.
Adjusted EBITDA excludes non-GAAP adjustments for share-based compensation, certain restructuring, integration, and transaction expenses, gain on sale of business, impairment of assets held for sale, and the impact of foreign currency exchange gains and losses.

3.
Restructuring charges include non-cash impairment charges for production assets and improvements on leased facilities, loss on sale of a facility, severance, contract termination costs and other costs related to the restructuring plans.

4.
Integration, site consolidation and other costs include retention and severance payments and other integration costs related to the acquisition of Coherent, Inc., implementation of common technology systems and costs related to business divestitures.

5.
Transaction fees and financing include debt extinguishment costs and various fees related to closing the new Credit Agreement and repricing our Term Loan B as well as the conversion of Preferred Stock to Common Stock.

6.
Impairment charges on assets held-for-sale relate to several entities classified as held for sale at June 30, 2026, December 31, 2025, September 30, 2025 and/or June 30, 2025.

7.
Gain on sale of business is due to the sale of our aerospace and defense and Munich tools businesses.

COHERENT PROXY STATEMENT 2026   |   91

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES*
	Year Ended
$ Millions, except per share amounts (unaudited)	June 30, 2026	June 30, 20251
Gross margin on GAAP basis	$2,669.0	$2,043.3
Share-based compensation	26.0	22.5
Amortization of acquired intangibles	111.2	135.1
Integration, site consolidation and other2	0.3	1.4
Gross margin on non-GAAP basis	$2,806.5	$2,202.3
Research and development on GAAP basis	$723.0	$581.9
Share-based compensation	(28.9)	(22.2)
Amortization of acquired intangibles	(0.8)	(5.3)
Integration, site consolidation and other2	—	(0.1)
Research and development on non-GAAP basis	$693.3	$554.3
Selling, general and administrative on GAAP basis	$1,044.6	$926.5
Share-based compensation	(138.9)	(116.3)
Amortization of acquired intangibles	(168.3)	(162.4)
Integration, site consolidation and other2	(79.9)	(36.7)
Financing fees3	(1.1)	—
Selling, general and administrative on non-GAAP basis	$656.3	$611.0
Restructuring charges on GAAP basis	$63.4	$160.1
Restructuring charges4	(63.4)	(160.1)
Restructuring charges on non-GAAP basis	$—	$—
Impairment of assets held-for-sale on GAAP basis	$64.4	$85.0
Impairment of assets held-for-sale5	(64.4)	(85.0)
Impairment of assets held-for-sale on non-GAAP basis	$—	$—
Gain on sale of business on GAAP basis	$(124.1)	$—
Gain on sale of business6	124.1	—
Gain on sale of business on non-GAAP basis	$—	$—
Operating income on GAAP basis	$897.9	$289.9
Share-based compensation	193.8	161.0
Amortization of acquired intangibles	280.3	302.8
Restructuring charges4	63.4	160.1
Impairment of assets held-for-sale5	64.4	85.0
Integration, site consolidation and other2	80.2	38.2
Gain on sale of business6	(124.1)	—
Financing fees3	1.1	—
Operating income on non-GAAP basis	$1,456.9	$1,036.9
Interest and other (income) expense, net on GAAP basis	$50.1	$195.7
Foreign currency exchange gains (losses), net	6.1	(28.4)
Gain on sale of investment7	74.0	—

92   |   COHERENT PROXY STATEMENT 2026

	Year Ended
$ Millions, except per share amounts (unaudited)	June 30, 2026	June 30, 20251
Financing fees3	(12.1)	—
Interest and other (income) expense, net on non-GAAP basis	$118.1	$167.3
Income taxes on GAAP basis	$60.8	$64.1
Tax impact of non-GAAP measures8	193.6	119.9
Income taxes on non-GAAP basis	$254.4	$184.0
Net earnings attributable to Coherent Corp. on GAAP basis	$805.0	$49.4
Share-based compensation	193.8	161.0
Amortization of acquired intangibles	280.3	302.8
Foreign currency exchange (gains) losses	(6.1)	28.4
Restructuring charges4	63.4	160.1
Impairment of assets held-for-sale5	64.4	85.0
Integration, site consolidation and other2	80.2	38.2
Non-controlling interest impact of non-GAAP items	(6.0)	(12.3)
Gain on sale of business6	(124.1)	—
Gain on sale of investment7	(74.0)	—
Financing fees3	13.2	—
Tax impact of non-GAAP measures8	(193.5)	(119.9)
Net earnings attributable to Coherent Corp. on non-GAAP basis	$1,096.6	$692.6
Per share data:
Net earnings (loss) on GAAP basis
Basic Earnings (Loss) Per Share	$4.34	$(0.52)
Diluted Earnings (Loss) Per Share	$4.12	$(0.52)
Net earnings on non-GAAP basis
Basic Earnings Per Share	$5.99	$3.64
Diluted Earnings Per Share	$5.61	$3.53

*
Amounts may not recalculate due to rounding.

1.
During the second fiscal quarter of 2025, the Company refined its methodology to report non-GAAP measures. The change does not impact the Company’s financial position, cash flows, or GAAP consolidated results of operations. Prior period non-GAAP financial measures presented in this press release have been recast to conform to the current presentation.

2.
Integration, site consolidation and other costs include retention and severance payments and other integration costs related to the acquisition of Coherent, Inc., implementation of common technology systems and costs related to business divestitures.

3.
Financing fees include debt extinguishment costs and various fees related to closing the new Credit Agreement and repricing our Term Loan B as well as the conversion of Preferred Stock to Common Stock.

4.
Restructuring charges include non-cash impairment charges for production assets and improvements on leased facilities, loss on sale of a facility, severance, contract termination costs and other costs related to the restructuring plans.

5.
Impairment of assets held-for-sale relate to several entities classified as held-for-sale at June 30, 2026, December 31, 2025, September 30, 2025 and/or June 30, 2025.

6.
Gain on sale of business is due to the sale of our aerospace and defense and Munich tools businesses.

7.
Gain on sale of investment is due to the sale of shares in an equity method investment.

8.
The Company adopted a full-year, normalized tax rate for the computation of the non-GAAP income tax provision for fiscal year 2026. We believe this approach provides investors with a more consistent view of our underlying operating performance. In estimating the full-year non-GAAP normalized tax rate, the Company utilized a full-year financial projection that considers multiple factors such as changes to the Company’s current operating structure, expected reserve changes for the year, and other significant tax matters to the extent they are applicable to the full fiscal year financial projection. In addition to the adjustments described above, this normalized tax rate excludes the impact of share-based awards, amortization of acquisition-related intangible assets, integration and restructuring charges, foreign exchange gain/(loss), and certain tax valuation allowances.

COHERENT PROXY STATEMENT 2026   |   93

NON-GAAP EARNINGS PER SHARE CALCULATION*
	Year Ended
$ Millions, except per share amounts (unaudited)	June 30, 2026	June 30, 20251
Numerator
Net earnings attributable to Coherent Corp. on non-GAAP basis	$1,096.6	$692.6
Deduct Series B redeemable preferred dividends	(35.1)	(129.9)
Basic earnings available to common shareholders	$1,061.5	$562.6
Effect of dilutive securities:
Add back Series B preferred dividends	35.1	—
Diluted earnings available to common shareholders	$1,096.6	$562.6
Denominator
Weighted average shares	177.3	154.8
Effect of dilutive securities:
Common stock equivalents	5.7	4.5
Series B Redeemable Preferred Stock	12.4	—
Diluted weighted average common shares	195.4	159.2
Basic earnings per common share on non-GAAP basis	$5.99	$3.64
Diluted earnings per common share on non-GAAP basis	$5.61	$3.53

*
Amounts may not recalculate due to rounding.

1.
During the second fiscal quarter of 2025, the Company refined its methodology to report non-GAAP measures. The change does not impact the Company’s financial position, cash flows, or GAAP consolidated results of operations. Prior period non-GAAP financial measures presented in this press release have been recast to conform to the current presentation.

94   |   COHERENT PROXY STATEMENT 2026

WE HARNESS PHOTONS TO DRIVE INNOVATION

Coherent Corp.
375 Saxonburg Boulevard, Saxonburg, PA 16056
724.352.4455 | www.coherent.com

SCAN TOVIEW MATERIALS & VOTE COHERENT CORP.VOTE BY INTERNET375 SAXONBURG BOULEVARDBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveSAXONBURG, PA 16056-9499Use the Internet to transmit your voting instructions and for electronic delivery of informationup until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card inhand when you access the web site and follow the instructions to obtain your records and tocreate an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/COHR2026You may attend the Meeting via the Internet and vote during the Meeting. Have the informationthat is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M.Eastern Time the day before the meeting date. Have your proxy card in hand when you calland then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:T04183-Z93966KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLYCOHERENT CORP. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"PROPOSALS NUMBERED 1. a., b., c., d., 2 AND 3.1.Election of the Class Three Directors nominated by the Board of Directors for a three-year term to expire at the annual meeting of shareholders in 2029.ForAgainstAbstainNominees:1a.Joseph J. Corasanti!!!1b.Patricia Hatter!!!1c.Stephen A. Skaggs!!!1d.Sandeep Vij!!!2.Non-binding advisory vote to approve compensation paid to named executive officers in fiscal year 2026. 3.Ratification of the Audit and Risk Committee’s selection of Ernst & Young LLP as the Company’s Independent registered public accounting firm for the fiscal year ending June 30, 2027. For Against Abstain! ! !! ! ! NOTE: Such other business as may properly come before the meeting or any adjournment thereof.PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY.Important: Shareholders sign here exactly as name appears hereon.Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting to be held on November 18, 2026: The Notice and Proxy Statement and Annual Report to Shareholders are available at www.proxyvote.com.Please date, sign and mail yourProxy card back as soon as possible!T04184-Z93966PROXYCOHERENT CORP.Annual Meeting of ShareholdersNovember 18, 2026THIS PROXY IS SOLICITED ON BEHALF OF THEBOARD OF DIRECTORS OF THE COMPANYThe undersigned hereby appoints James R. Anderson and Rob Beard, or either of them, with power of substitution to each, as proxies to represent and to vote as designated on the reverse all of the shares of Common Stock held of record at the close of business on September 21, 2026 by the undersigned at the annual meeting of shareholders of Coherent Corp. to be held online at www.virtualshareholdermeeting.com/COHR2026, on November 18, 2026 at 12:00 p.m. Eastern Standard Time, 9:00 a.m. Pacific Standard Time, and at any adjournment thereof.This proxy will be voted by the proxies as directed, or if no direction is indicated herein, the proxies shall vote in the election of the Class Three Directors (Proposal Number 1) FOR ALL the nominees listed and FOR Proposal Numbers 2 and 3.(PLEASE SIGN ON REVERSE SIDE AND RETURN PROMPTLY)